UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under 240.14a-12
Opendoor Technologies Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

OPENDOOR TECHNOLOGIES INC.
410 N. Scottsdale Road, Suite 1600
Tempe, Arizona 85288
LETTER TO STOCKHOLDERS FROM THE CHIEF EXECUTIVE OFFICER
Dear Opendoor Stockholder:
I am pleased to invite you to the 2024 Annual Meeting of Stockholders of Opendoor Technologies Inc. (the “Annual Meeting”), which will be held on Friday, June 14, 2024, at 9:30 a.m. Pacific Time. The Annual Meeting will be a completely virtual meeting conducted via live audio webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OPEN2024. For further information on how to participate in the meeting, please see “General Information About the Annual Meeting & This Proxy Statement” in the accompanying proxy statement.
We are pleased to make our annual report and proxy materials available to stockholders over the Internet under the U.S. Securities and Exchange Commission’s (the “SEC”) Notice and Access rules. We believe this electronic delivery option provides our stockholders with information in a more timely, cost-efficient, and environmentally conscious manner versus providing materials in paper form.
It is very important that your shares be represented and voted at the Annual Meeting regardless of whether you plan to attend virtually. The accompanying proxy statement contains information about the matters on which you are being asked to vote, as well as specific instructions for voting over the telephone or via the Internet, or submitting your proxy. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. You are encouraged to read the materials carefully and vote in accordance with the recommendations of the Board of Directors (the “Board”).
Thank you for your investment in Opendoor. We appreciate your support.
Sincerely,

Carrie Wheeler
Chief Executive Officer & Director
April 24, 2024

OPENDOOR TECHNOLOGIES INC.
410 N. Scottsdale Road, Suite 1600
Tempe, Arizona 85288

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strategy,” “strive,” “target,” “vision,” “will,” or “would,” any negative of these words or other similar terms or expressions may identify forward-looking statements. The absence of these words does not mean that a statement is not forward-looking. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in our actual results from those described in these forward-looking statements may result from actions taken by us as well as from risks and uncertainties beyond our control. For more information about potential factors that could affect our business and financial results, please review the “Risk Factors” described in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC and in our other filings with the SEC. Except as may be required by law, we do not intend, and undertake no duty, to update this information to reflect future events or circumstances.

OPENDOOR TECHNOLOGIES INC.
410 N. Scottsdale Road, Suite 1600
Tempe, Arizona 85288
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
2024 Annual Meeting Information

Time:
9:30 a.m. Pacific Time

Date:
June 14, 2024

Location:
Online only via live audio webcast at
www.virtualshareholdermeeting.com/
OPEN2024
Your vote is important regardless of the number of shares of common stock you own. To ensure that a quorum is present at the annual meeting, please vote your shares over the Internet or by telephone, or, if you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed envelope, whether or not you expect to attend the annual meeting. We encourage stockholders to submit their proxy via telephone or online. If you decide to attend the annual meeting, you will be able to vote electronically, even if you have previously submitted your proxy.
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Opendoor Technologies Inc. (the “Company” or “Opendoor”) will be held on Friday, June 14, 2024, at 9:30 a.m. Pacific Time. The Annual Meeting will be a virtual meeting conducted via live audio webcast. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/OPEN2024 and enter your 16-digit control number included in this Notice of Internet Availability of Proxy Materials (this “Internet Notice”), your proxy card or the instructions that accompanied your proxy materials. You will not be able to attend the Annual Meeting physically. If you wish to attend the Annual Meeting, detailed instructions are provided under “How do I attend this year’s Annual Meeting?” on page 10 of the accompanying proxy statement. We have also provided information regarding how stockholders can engage during the Annual Meeting, including how they can vote, ask questions, request technical support and access information following the Annual Meeting within the accompanying proxy statement.
At the Annual Meeting, stockholders will consider and vote on the following matters:
MATTER
The election of Dana Hamilton, Cipora Herman and Glenn Solomon to hold office as Class I members of the Board of Directors, each to serve until the 2027 Annual Meeting of Stockholders.
The ratification of the appointment by the Audit Committee of the Board of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers, as disclosed in the accompanying proxy statement.
The stockholders will also act on any other business that may properly come before the Annual Meeting or any postponement, continuation or adjournment of the Annual Meeting. Information relevant to these matters is set forth in the accompanying proxy statement.
Stockholders of record of our common stock as of close of business on Monday, April 17, 2024 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting or any postponement, continuation or adjournment thereof. A complete list of stockholders as of the Record Date will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the Annual Meeting by sending an email to investors@opendoor.com, stating the purpose of the request and providing proof of ownership of Opendoor stock.

On or about April 24, 2024, we expect to mail to our stockholders the Internet Notice containing instructions on how to access this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2023 (our “2023 Annual Report”). The Internet Notice provides instructions on how to vote via the Internet or by telephone and how to receive a paper copy of our proxy materials.
It is important that your shares be represented regardless of the number of shares of common stock you may hold. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
of Stockholders to Be Held on Friday, June 14, 2024, at
www.virtualshareholdermeeting.com/OPEN2024:

This proxy statement and our 2023 Annual Report
are available for viewing and downloading at www.proxyvote.com.

By Order of the Board of Directors,

Sydney Schaub
Chief Legal Officer & Secretary
April 24, 2024

PROXY STATEMENT SUMMARY
This section summarizes and highlights certain information contained in this proxy statement but does not contain all the information that you should consider when casting your vote. Please review the entire proxy statement as well as our 2023 Annual Report carefully before voting.
Proposals and Board Recommendations
Proposal 1	Board Recommendation and Page Number
Election of three nominees to hold office as Class I members of our Board until the 2027 Annual Meeting of Stockholders	The Board recommends you vote “FOR” each of Dana Hamilton, Cipora Herman and Glenn Solomon.
See “Proposal 1 – Election of Directors” beginning on page 13 of this proxy statement.
Proposal 2	Board Recommendation and Page Number
Ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024
The Board recommends a vote “FOR” the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as Opendoor’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

See “Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm” beginning on page 62 of this proxy statement.
Proposal 3	Board Recommendation and Page Number
Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers (Say-on-Pay Vote)	The Board recommends a vote “FOR” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers, as disclosed in this proxy statement.

See “Proposal 3 – Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers” beginning on page 64 of this proxy statement and “Executive Compensation” beginning on page 29 of this proxy statement.

Our Board of Directors

				Committee Memberships
Name	Primary Occupation	Age*	Independent	A	C	G
Carrie Wheeler	CEO, Opendoor Technologies Inc.	52
Adam Bain	Co-Managing Partner, 01 Advisors	50	•		•	•
Dana Hamilton**	Former Head of Real Estate, Pretium Partners LLC	55	•	• +
Cipora Herman**	Former Chief Financial Officer of LA28	50	•	CHAIR +
Pueo Keffer	Managing Director, Access Technology Ventures	42	•	• +	•
Jason Kilar	Former Chief Executive Officer of Warner Media, LLC	52	•			CHAIR
John Rice (Lead Independent Director)	CEO, Management Leadership for Tomorrow	57	•			•
Glenn Solomon**	Managing Partner, Notable Capital	55	•		CHAIR
Opendoor Technologies Inc. // 2024 Proxy Statement	1

* Ages are as of April 17, 2024	CHAIR = Committee Chair + = Financial Expert	A = Audit Committee C = Compensation Committee G = Nominating and Corporate Governance Committee
** Class I director nominee
Director Highlights
One of the primary functions of our Board is to provide oversight and strategic guidance to senior management, including overseeing management’s performance relative to our goals and objectives and ensuring that the long-term interests of our stockholders are being served. It is therefore essential that the Board be composed of directors who are qualified to effectively support our growth and commercial strategy. We believe that our directors bring a well-rounded variety of experience, industry backgrounds and diversity to the Board and represent an effective mix of skills and perspectives to meet the challenges of our commercial and strategic goals.
Balanced Mix of Skills, Qualifications and Experience
	Carrie Wheeler	Adam Bain	Dana Hamilton	Cipora Herman	Pueo Keffer	Jason Kilar	John Rice	Glenn Solomon
Industry Background(1)	✔	✔	✔	✔	✔	✔		✔
Public Company Governance and Risk Management(2)	✔	✔	✔	✔	✔	✔	✔	✔
Current or Former Public Company Executive(3)	✔	✔	✔	✔		✔
Diversity(4)	✔		✔	✔			✔
(1)	Experience as a senior executive in the real estate or technology industry.
(2)	Significant public company governance, risk management and compliance experience, including experience serving on a board of directors of similar complexity to Opendoor.
(3)	Served as a Chief Executive Officer, Chief Financial Officer or other executive officer of a public company.
(4)	Self-identifies as having diverse characteristics (race, gender, ethnicity, religion, nationality, disability, sexual orientation or cultural background).
The following table discloses diversity information concerning our directors as required by the Nasdaq Stock Market LLC (“Nasdaq”) listing rules. The information is provided in aggregate form based on voluntary self-identification by each director collected in advance of the date of this proxy statement.
Board Diversity Matrix (As of March 13, 2024)
Total Number of Directors	8
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	5	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
2	Opendoor Technologies Inc. // 2024 Proxy Statement

Corporate Governance Highlights
Opendoor is committed to good governance practices that protect and promote the long-term value of the Company for its stockholders. The Board regularly reviews our governance practices, including those outlined in our Corporate Governance Guidelines, to ensure they reflect the evolving governance landscape and appropriately support and serve the best interests of the Company and its stockholders.
Independent Oversight
•    Seven of eight directors are independent (all except for Carrie Wheeler, our Chief Executive Officer).

•    Board meetings and committee meetings include regular executive sessions of non-employee directors.

•    Board has unrestricted access to Company management.

•    Board committees are composed entirely of independent directors.

•    Board and committees engage in active oversight of the Company’s strategy and risk management.

•    Designated Lead Independent Director is responsible for coordinating the activities of the independent directors, including presiding over all Board meetings.

Board Membership Criteria
•    Nominating and Corporate Governance Committee (“Nominating Committee”) is responsible for identifying, reviewing, evaluating and recommending candidates to serve as directors of Opendoor.

•    Directors possess deep and diverse sets of skills and expertise relevant to oversight of the Company’s business operations and strategy.

•    The Board completes an annual assessment of director skills and expertise to ensure the Board meets the Company’s evolving oversight needs.

•    50% of directors self-identify as having diverse characteristics, and three of our eight directors are women.

•    All Audit Committee members are financial experts.

•    The Board oversees risk management, reviewing and advising management on significant risks facing the Company, and fostering a culture of integrity and risk awareness.

•    Board and committees complete annual self-evaluations (overseen by the Nominating Committee).

•    New directors attend orientation and all directors undertake periodic ongoing education.

Stockholder Rights	• One class of common stock, with each share entitled to one vote. • No stockholder rights plan in place. • Stockholder communication process for communicating with the Board.
Good Governance Practices
•    Code of Business Conduct and Ethics (“Code of Conduct”) applies to directors and all employees.

•    Insider Trading and Trading Window Policy (“Insider Trading Policy”) prohibits hedging transactions, short sales and buying or selling puts, calls, options or other derivative securities of the Company by directors, officers and employees.

•    Compensation Committee of the Board (“Compensation Committee”) engages an independent compensation consultant for objective advice.

•    Change-in-control payments and benefits are double-trigger arrangements.

•    Robust stock ownership guidelines apply to executive officers and directors.

•    Clawback policy applies to executive compensation.

Opendoor Technologies Inc. // 2024 Proxy Statement	3

Executive Compensation Highlights
We maintain a market-competitive compensation program that enables us to attract, motivate and retain highly qualified executives who can achieve our business objectives. In addition, our program is heavily weighted towards equity compensation, thereby enabling us to closely align the interests of our executive officers with the interests of our stockholders. To ensure that we are able to achieve these objectives, we adhere to the following best practices:
Compensation Committee
•    Consists solely of independent directors.

•    Retains its own independent compensation consultant that performs no other consulting or other services for Opendoor.

•    Conducts annual review of compensation strategy and program, including review and determination of compensation peer group used for comparative purposes.

Other Elements of Compensation Program Design
•    Change-in-control payments and benefits for executive officers are double-trigger arrangements.

•    Annual stockholder advisory vote is conducted on named executive officer compensation.

•    Company has pay-for-performance philosophy, which ensures that executive officers’ total compensation is dependent upon overall, long-term success as measured through company performance, stock price and/or total stockholder return.

•    No tax reimbursement payments (including gross ups) are made on severance or change in control payments or benefits.

•    No pension arrangements or retirement plans or arrangements are offered to executive officers different from or in addition to those offered to other employees.

•    Executive officers participate in broad-based, company-sponsored health and welfare benefit programs on the same basis as other full-time, salaried employees.

•    Executive officers and other employees are prohibited from hedging their interests in Opendoor equity securities.

•    Executive officers are subject to robust stock ownership guidelines.

•    Executive officers are subject to clawback policy, which provides for the mandatory recovery of certain erroneously awarded incentive compensation in the event of an accounting restatement.

Stockholder Engagement
Opendoor engages with stockholders and analysts through conference calls, industry conferences, one-on-one meetings and teleconferences. We typically discuss our financial position, strategic priorities, business outlook and other topics of prime importance to stockholders. This engagement helps us better understand evolving stockholder priorities and perspectives, gives us an opportunity to elaborate upon our initiatives with relevant experts, and fosters constructive dialogue. As we continue to grow as a public company, we will continue to engage with our stockholders regarding our corporate governance practices. We are committed to maintaining an active dialogue with our stockholders to better understand their perspectives and consider their ideas as we continue to evolve our corporate governance and business practices and public disclosures.
4	Opendoor Technologies Inc. // 2024 Proxy Statement

Business Combination
Opendoor was formed through a business combination with Social Capital Hedosophia Holdings Corp. II (“SCH”), a Cayman Islands exempted company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Business Combination, pursuant to which Opendoor Labs Inc. became a wholly owned subsidiary of SCH and SCH changed its name from “Social Capital Hedosophia Holdings Corp. II” to “Opendoor Technologies Inc.,” was completed on December 18, 2020.
In this proxy statement, unless the context requires otherwise, references to “Opendoor,” the “Company,” “we,” “us” and “our,” and similar references, refer to Opendoor Technologies Inc. and its wholly owned subsidiaries following the Business Combination.
Opendoor Technologies Inc. // 2024 Proxy Statement	5

OPENDOOR TECHNOLOGIES INC.
410 N. Scottsdale Road, Suite 1600
Tempe, Arizona 85288
GENERAL INFORMATION ABOUT THE ANNUAL
MEETING & THIS PROXY STATEMENT
For the 2024 Annual Meeting of Stockholders
to Be Held on Friday, June 14, 2024
This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Opendoor Technologies Inc. (the “Company,” “Opendoor,” “we” or “us”) for use at the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, June 14, 2024, at 9:30 a.m. Pacific Time, and at any postponement, continuation or adjournment thereof.
The Annual Meeting will be held in a virtual meeting format only. Based on stockholders’ and our experiences at previous virtual meetings, we believe our virtual meeting format offers stockholders the same opportunities to participate as an in-person meeting and allows us to provide consistent opportunities for engagement to all stockholders, regardless of their geographic location. Therefore, we have determined that the Annual Meeting will be held in a virtual meeting format only. To participate in our Annual Meeting, including to vote and ask questions during the meeting, visit www.virtualshareholdermeeting.com/OPEN2024 with your 16-digit control number included in your Notice of Internet Availability of Proxy Materials (the “Internet Notice”), proxy card or the instructions that accompanied your proxy materials. If you are a beneficial owner of shares registered in the name of your bank or broker, follow the instructions from your bank or broker. You may be required to provide a legal proxy from your bank or broker. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting, but will not be able to vote your shares. Instructions on how to connect and participate via the Internet are posted at www.virtualshareholdermeeting.com/OPEN2024.
Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to Be Held on Friday, June 14, 2024, at
www.virtualshareholdermeeting.com/OPEN2024:
This proxy statement and our 2023 Annual Report are available for viewing and downloading at www.proxyvote.com.
On or about April 24, 2024, we expect to mail to our stockholders the Internet Notice containing instructions on how to access this proxy statement and our 2023 Annual Report.
6	Opendoor Technologies Inc. // 2024 Proxy Statement

Proposals
At the Annual Meeting, stockholders will consider and vote on the following matters:
MATTER
The election of Dana Hamilton, Cipora Herman and Glenn Solomon to hold office as Class I members of the Board, each to serve until the 2027 Annual Meeting of Stockholders.

The ratification of the appointment by the Audit Committee of the Board (“Audit Committee”) of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers, as disclosed in this proxy statement.
The stockholders will also act on any other business that may properly come before the Annual Meeting or any postponement, continuation or adjournment of the Annual Meeting. We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment. Information relevant to these matters is set forth in this proxy statement.
Recommendations of the Board
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board recommends that you vote:
“FOR” Proposal 1 – the election of each of Dana Hamilton, Cipora Herman and Glenn Solomon to hold office as Class I members of the Board until the 2027 Annual Meeting of Stockholders;
“FOR” Proposal 2 – the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the year ended December 31, 2024;
“FOR” Proposal 3 – the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers, as disclosed in this proxy statement; and
In the discretion of the persons appointed as proxies on any other items that may properly come before the Annual Meeting.
Frequently Asked Questions About the Annual Meeting of Stockholders
Why did I receive a notice regarding the availability of proxy materials on the Internet?
As permitted by SEC rules, Opendoor is making this proxy statement and its 2023 Annual Report available to its stockholders electronically via the Internet. On or about April 24, 2024, we expect to mail to our stockholders of record entitled to vote at the Annual Meeting the Internet Notice containing instructions on how to access this proxy statement and our 2023 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2023 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Opendoor Technologies Inc. // 2024 Proxy Statement	7

Will I receive printed copies of the proxy materials?
If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in those materials.
Who is entitled to vote at the Annual Meeting?
Holders of record of our common stock as of Monday, April 17, 2024 (the “Record Date”) will be entitled to notice of, and such stockholders and holders of a valid proxy will be entitled to vote at, the Annual Meeting or any postponement, continuation or adjournment of the Annual Meeting. As of the Record Date, 691,575,743 shares of our common stock (“Common Stock”) were issued and outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote with respect to all matters submitted to stockholders at the Annual Meeting. We have no other securities entitled to vote at the Annual Meeting.
A complete list of stockholders as of the Record Date will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the Annual Meeting by sending an email to investors@opendoor.com, stating the purpose of the request and providing proof of ownership of Opendoor stock.
Stockholder of Record: Shares Registered in Your Name
Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. As a stockholder of record, you may vote at the Annual Meeting, or prior to the Annual Meeting, vote through the Internet or by telephone, or by mail using a proxy card that you received or that you may request. See “How do I vote my shares if I am a stockholder of record?” below. Whether or not you plan to attend the Annual Meeting, we urge you vote by proxy through the Internet or by telephone as instructed below, or by completing a proxy card that you may request or that we may elect to deliver at a later time. Stockholders who attend the Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/OPEN2024 to vote during the Annual Meeting. The stock transfer books will not be closed between the Record Date and the Annual Meeting date. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive offices at the address listed above for a period of ten days prior to the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting during the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may only vote your shares during the Annual Meeting if you request and obtain a valid 16-Digit Control Number from your broker or agent. Beneficial owners who attend the Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/OPEN2024 to vote during the Annual Meeting.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in their name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
8	Opendoor Technologies Inc. // 2024 Proxy Statement

How do I vote my shares if I am a stockholder of record?
If you are the record holder of your shares, you may vote in one of four ways. You may vote by submitting your proxy over the Internet, by telephone or by mail, or you may vote electronically during the Annual Meeting.

By Internet	By Telephone	By Mail	During the Meeting
You may vote your shares from any location in the world at www.proxyvote.com (you will need your 16-digit control number).	You may vote your shares by calling 1-800-690-6903 and following the instructions on the proxy card.	If you received a proxy card by mail, you may vote by completing, dating and signing the proxy card.
If you wish to vote your shares electronically at the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/
OPEN2024 during the Annual Meeting while the polls are open (you will need your 16-digit control number).

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 13, 2024. We encourage stockholders to submit their proxy via telephone or online.
Am I entitled to vote if my shares are held in “street name”?
If the shares you own are held in your bank or brokerage firm account in a fiduciary capacity (typically referred to as being held in “street name”), you should contact your bank or broker to obtain your control number or otherwise vote through the bank or broker. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you should have received an Internet Notice or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Internet Notice or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Please contact your bank, broker or other agent if you have questions about their instructions on how to vote your shares. Please also note that since you are not the stockholder of record, you may only vote your shares during the Annual Meeting if you request and obtain a valid 16-Digit Control Number from your broker or agent. Beneficial owners who attend the Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/OPEN2024 to vote during the Annual Meeting. You will need the 16-Digit Control Number included on your Internet Notice, your proxy card (if you received a printed copy of the proxy materials) or the instructions that accompanied your proxy materials to join the Annual Meeting.
If you do not provide your broker or bank with instructions on how to vote your shares, your broker or bank will be able to vote your shares with respect to the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2) but not for Proposal 1 (Election of Directors) or Proposal 3 (Say-on-Pay vote). For more information, see “What happens if a beneficial owner of shares held in street name does not provide its broker or bank with voting instructions?” and “What are broker non-votes?” below.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, online or by proxy, of the holders of a majority in voting power of the common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.
Opendoor Technologies Inc. // 2024 Proxy Statement	9

How do I attend this year’s Annual Meeting?
To participate in our Annual Meeting, including to vote and ask questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/OPEN2024 with your 16-digit control number included in the Internet Notice, proxy card or the instructions that accompanied your proxy materials. If you are a beneficial owner of shares registered in the name of your bank or broker, follow the instructions from your bank or broker. You may be required to provide a legal proxy from your bank or broker. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting, but will not be able to vote your shares. Instructions on how to connect and participate via the Internet are posted at www.virtualshareholdermeeting.com/OPEN2024.
Even if you plan to attend the live audio webcast of the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.
What if I encounter technical difficulties trying to join or during the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have when accessing the Annual Meeting live audio webcast. Please be sure to check in by 9:15 a.m. Pacific Time on June 14, 2024, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the Annual Meeting live audio webcast during the check-in or meeting time, please call the phone number listed at www.virtualshareholdermeeting.com/OPEN2024.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. Our Annual Meeting allows stockholders to submit questions and comments before and during the Annual Meeting. Only stockholders that have accessed the Annual Meeting as a stockholder by following the procedures outlined above will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•	related to any pending, threatened or ongoing litigation;
•	related to personal grievances;
•	derogatory references to individuals;
•	substantially repetitious of questions already made by another stockholder;
•	in excess of the two-question limit;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the chair of the Annual Meeting or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” posted at www.virtualshareholdermeeting.com/OPEN2024 for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above.
What are Broker Non-Votes?
If the shares you own are held in street name through a bank or brokerage firm, the bank or brokerage firm is required to vote your shares in accordance with your instructions. You should direct your broker how to vote the shares held in your account. Under applicable stock exchange rules, if you do not instruct your broker on how to vote your shares, your broker
10	Opendoor Technologies Inc. // 2024 Proxy Statement

will be able to vote your shares with respect to certain “routine” matters but will not be allowed to vote your shares with respect to certain “non-routine” matters. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is a routine matter, and therefore we do not expect any broker non-votes on this matter. Each other proposal to be voted on at the Annual Meeting is a non-routine matter. Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares.
What happens if a stockholder of record does not vote, or if a stockholder of record returns a proxy card or otherwise votes without giving specific voting instructions?
If you are a stockholder of record and you do not specify your vote on each proposal individually when voting via the Internet, over the telephone or if you sign and return a proxy card without giving specific voting instructions, then your shares will be voted in line with the Board’s recommendations as described under “Recommendations of the Board” above. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using their best judgment.
What happens if a beneficial owner of shares held in street name does not provide its broker or bank with voting instructions?
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals 1 & 3 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the proxy materials you receive from your broker, bank or other agent.
Can I revoke my proxy or change my vote?
Voting over the Internet or by telephone or execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote electronically. A proxy may be revoked before it is used to cast a vote at the Annual Meeting.
Stockholders of Record
If the shares you own are held in your name, you can revoke a proxy by doing one of the following:
•	delivering to our Secretary, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;
•	duly executing a later-dated proxy relating to the same shares and delivering it to our Secretary before the taking of the vote; or
•	attending the Annual Meeting and voting electronically. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting.
Any written notice of revocation or subsequent proxy should be sent to us at the following address: Opendoor Technologies Inc., 410 N. Scottsdale Road, Suite 1600, Tempe, Arizona 85288, Attention: Sydney Schaub, Secretary.
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Beneficial Owner
If the shares you own are held in street name, you will need to follow the directions provided to you by your bank or brokerage firm to change your vote.
What is the quorum requirement and what if quorum is not met?
The presence electronically or represented by proxy of a majority in voting power of the shares of common stock of the Company entitled to vote at the Annual Meeting is necessary to establish a quorum. Abstentions and broker non-votes are included in the shares present or represented at the Annual Meeting for purposes of determining whether a quorum is present. If a quorum is not present, the chair of the Annual Meeting may adjourn the meeting until a quorum is obtained.
How many votes are needed to approve each proposal?
The table below sets forth the vote required for the approval of each proposal before the Annual Meeting, and the effect of votes withheld, abstentions and broker non-votes.
Proposal	Votes Required	Effect of Votes Withheld/Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment by the Audit Committee of the Independent Registered Public Accounting Firm	“FOR” votes from the holders of a majority in voting power of the votes cast on the matter.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.(1)
Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers (“Say-on-Pay Vote”)	“FOR” votes from the holders of a majority in voting power of the votes cast on the matter.	Abstentions and broker non-votes will have no effect.
(1)
Proposal 2 is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on Proposal 2.

Who will count the votes?
The votes will be counted, tabulated and certified by a representative of Broadridge Financial Solutions, Inc., our inspector of election, for the Annual Meeting.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.
Who is paying for this proxy solicitation?
Please see the section titled “Solicitation of Proxies” on page 65 in this proxy statement for more information.
When are stockholder proposals due for next year’s annual meeting?
Please see the section titled “Stockholder Proposals and Director Nominations” on page 65 in this proxy statement for more information.
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PROPOSAL 1 — ELECTION OF DIRECTORS
The Board has nominated Dana Hamilton, Cipora Herman and Glenn Solomon as Class I director nominees for election at the Annual Meeting.
Our Board is composed of eight directors. As described in our Certificate of Incorporation, our Board is currently divided into three classes. The following table describes the schedule for the election of our directors over the next three annual meetings and the terms our directors will serve if elected.
Meeting	Class of Directors Standing for Election	Term
2024 Annual Meeting	Class I	Three-year term expiring at 2027 Annual Meeting
2025 Annual Meeting	Class II	Three-year term expiring at 2028 Annual Meeting
2026 Annual Meeting	Class III	Three-year term expiring at 2029 Annual Meeting
If you return a duly executed proxy card without specifying how your shares are to be voted, the persons named in the proxy card will vote to elect Dana Hamilton, Cipora Herman and Glenn Solomon as Class I directors. Dana Hamilton, Cipora Herman and Glenn Solomon currently serve on our Board and have indicated their willingness to continue to serve if elected. However, if any director nominee should be unable to serve, or for good cause will not serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our Board, or our Board may reduce its size. Our Board has no reason to believe that any of the nominees will be unable to serve if elected.
Our Board of Directors
The biographies of each of our current directors, including our Class I director nominees, are included below. Each of the biographies highlights specific experience, qualifications, attributes and skills that led us to conclude that such person should serve as a director. We believe that, as a whole, our Board exemplifies the highest standards of personal and professional integrity and the requisite skills and characteristics, leadership traits, work ethic and independence to provide effective oversight. No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.
Board Recommendation

Our Board unanimously recommends that you vote “FOR” the election of each of Dana Hamilton, Cipora Herman and Glenn Solomon as Class I directors.
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Director Biographies
Class I director nominees to be elected at this year’s Annual Meeting (subsequent terms ending in 2027)
DANA HAMILTON Director Since: 2023 Age: 55 Committee Memberships: • Audit Other Public Company Boards: • None
Dana Hamilton has served as a member of our Board since November 2023. From December 2022 to March 2023, Ms. Hamilton was a Senior Advisor to Pretium Partners LLC, an alternative investment manager specializing in U.S. real estate and credit assets. From April 2017 until December 2022, Ms. Hamilton was a Senior Managing Director and Head of Real Estate for Pretium, where she oversaw significant growth in Pretium’s single-family rental investment business. Ms. Hamilton is also the co-founder of Ameriton LLC, a real estate investment company, and has served as its President since October 2014. From October 2013 to October 2014, she served as President and Chief Executive Officer, and trustee, of Borderplex Community Trust. Prior thereto, Ms. Hamilton spent 20 years at Archstone, one of the largest apartment companies in the U.S. and Europe, until its sale to AvalonBay and Equity Residential in 2013, where she held numerous roles during her tenure, including President – Europe and Executive Vice President – National Operations. Ms. Hamilton previously served as a director of Life Storage, Inc. until the company merged with Extra Space Storage Inc. in July 2023, and FelCor Lodging Trust Incorporated from April 2016 until September 2017, when the company merged with RLJ Lodging Trust. Ms. Hamilton earned her B.A. in Public Policy from Stanford University and her M.B.A. in Real Estate and Finance from the Haas School of Business at the University of California, Berkeley.

Skills and Qualifications: We believe that Ms. Hamilton is qualified to serve as a member of our Board because of her extensive experience in investment and operations across multiple real estate verticals, in particular the multifamily and single-family rental industries. Ms. Hamilton brings to the Board significant financial, transactional and asset management expertise, as well as extensive leadership and general management expertise.

CIPORA HERMAN
Director Since: 2020

Age: 50

Committee Memberships:
•    Audit (CHAIR)

Other Public Company Boards:
•    ZipRecruiter, Inc. (Lead Independent Director; Audit (Chair) and Compensation Committees)

Cipora Herman has served as a member of our Board since December 2020 and previously served as a member of the board of directors of SCH from May 2020 until the closing of our Business Combination with SCH in December 2020. Ms. Herman has served on the board of directors of ZipRecruiter, Inc., a publicly traded online employment marketplace company, since October 2018, where she also serves as the lead independent director, the chair of the audit committee and a member of the compensation committee. Previously, Ms. Herman served as the Chief Financial Officer for LA28, The Los Angeles Organizing Committee for the Olympic and Paralympic Games 2028, from January 2021 to April 2022. Ms. Herman also served on the board of directors of MINDBODY, Inc., a software-as-a-service company, from October 2016 to February 2019. From 2012 to 2016, Ms. Herman served as the Chief Financial Officer of the San Francisco 49ers, a professional American football team. Prior to that, Ms. Herman served in various leadership roles in large online media and technology companies, including as Vice President & Treasurer of Facebook, Inc., from 2007 to 2012, and in various roles at Yahoo! Inc. from 2003 to 2007, including VP Finance and Treasurer. She also served on private company boards of directors, including Memery, Inc. (dba Overlay) from 2015 to January 2021. Ms. Herman received her A.B. degree in International Relations, M.A. degree in International Development Policy and M.B.A degree, each from Stanford University.

Skills and Qualifications: We believe that Ms. Herman is qualified to serve as a member of our Board because of her financial expertise and experience as a director of publicly and privately held companies.

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GLENN SOLOMON
Director Since: 2020

Age: 55

Committee Memberships:
•    Compensation (CHAIR)

Other Public Company Boards:
•    Hashicorp, Inc. (Compensation (Chair) and Nominating and Corporate Governance Committees)

Glenn Solomon has served as a member of our Board since December 2020 and served as a member of the board of directors of Opendoor Labs Inc. from February 2015 to December 2020. Mr. Solomon has been a Managing Partner of Notable Capital (formerly known as GGV Capital), a venture capital firm, since 2006, and a director of Hashicorp, Inc., a publicly traded software company, since September 2014, where he also serves as chair of the compensation committee and as a member of the nominating and corporate governance committee. He also serves as a director of a number of privately held companies and previously served as a director of Domo, Inc., a cloud software company, from August 2017 to March 2019. Mr. Solomon received his B.A. degree in Public Policy and M.B.A. from Stanford University.

Skills and Qualifications: We believe that Mr. Solomon is qualified to serve as a member of our Board because of his extensive experience advising technology companies as a venture capital investor and director of various companies.

Class II directors (terms ending in 2025)
ADAM BAIN Director Since: 2020 Age: 50 Committee Memberships: • Compensation • Nominating Other Public Company Boards: • None
Adam Bain has served as a member of our Board since December 2020, prior to which he served as a member of SCH’s board of directors. Mr. Bain is a co-founder and has served as co-Managing Partner of 01 Advisors, a venture capital firm targeting high-growth technology companies, since January 2018. Mr. Bain served as a director of Social Capital Hedosophia Holdings Corp., which was a publicly traded special purpose acquisition company, from September 2017 until the consummation of its business combination with Virgin Galactic Holdings, Inc., a publicly traded spaceflight company, in October 2019, where he served as a member of the board of directors from October 2019 to June 2023 and as chair of the nominating and corporate governance committee and a member of the compensation committee until May 2023. Since November 2016, Mr. Bain has also been an independent advisor and investor in select privately held growth-stage companies. Previously, from 2015 to November 2016, Mr. Bain served as the Chief Operating Officer of Twitter, Inc., a publicly traded social media company, and also served as President of Global Revenue & Partnerships from 2010 to 2015. Mr. Bain received his B.A. degree in English Journalism from Miami University in Ohio.

Skills and Qualifications: We believe Mr. Bain is qualified to serve as a member of our Board because of his significant operating and technology experience and financial experience.

Opendoor Technologies Inc. // 2024 Proxy Statement	15

PUEO KEFFER
Director Since: 2020

Age: 42

Committee Memberships:
•    Audit
•    Compensation

Other Public Company Boards:
•    DigitalOcean Holdings, Inc. (Compensation and Nominating and Corporate Governance (Chair) Committees)

Pueo Keffer has served as a member of our Board since December 2020 and served as a member on the board of directors of Opendoor Labs Inc. from October 2015 to December 2020. Mr. Keffer has served as a Managing Director of Access Technology Ventures, the venture capital and growth technology investment arm of Access Industries, Inc. since 2015. From 2009 to 2015, Mr. Keffer served in various roles at Redpoint Ventures, most recently as a Partner. Since 2015, he has served on the board of directors of DigitalOcean Holdings, Inc., a publicly traded cloud computing platform company, where he serves as a chair of the nominating and corporate governance committee and member of the compensation committee. He also serves on the board of directors of two privately held companies. Previously, Mr. Keffer was an associate at TA Associates, a growth private equity firm, and a financial analyst at Goldman Sachs & Co. Mr. Keffer received his B.A. degree in Economics from Stanford University.

Skills and Qualifications: We believe that Mr. Keffer is qualified to serve as a member of our Board because of his extensive experience advising technology companies as a venture capital investor and director of various companies and his financial experience.

JOHN RICE
Lead Independent Director

Director Since: 2021

Age: 57

Committee Memberships:
•  Nominating

Other Public Company Boards:
•    Walker & Dunlop, Inc. (Nominating and Corporate Governance (Chair) and Compensation Committees)

John Rice has served as a member of our board of directors since March 2021. Mr. Rice is the founder and Chief Executive Officer of Management Leadership for Tomorrow (“MLT”), a national non-profit organization founded in 2001 that closes racial wealth gaps by elevating the career and economic trajectory of people of color and by advancing racially equitable employer practices. Prior to MLT, Mr. Rice was an executive with the National Basketball Association (“NBA”) from 1996 to 2000, where he served in various roles, including as Managing Director of NBA Japan and as Director of Marketing for Latin America. Prior to that, Mr. Rice spent four years with the Walt Disney Company in new business development and marketing and two years with AT&T. Since 2010, Mr. Rice has served as a member of the board of directors of Walker & Dunlop, Inc. a publicly traded real estate finance company, where he also serves as chair of the nominating and corporate governance committee and as a member of the compensation committee. He also serves on the board of directors of Morgan Stanley Real Estate’s Prime Property Fund, a privately held diversified real estate fund. Mr. Rice was also a member of the Yale University Board of Trustees from 2011 to 2023. Mr. Rice received his B.A. degree from Yale University and M.B.A. degree from Harvard Business School.

Skills and Qualifications: We believe that Mr. Rice is qualified to serve as a member of our Board because of his executive leadership skills, strategic planning experience, public company experience and extensive expertise in driving talent development and fostering diversity and inclusion efforts across organizations.

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Class III directors (terms ending in 2026)
CARRIE WHEELER
Chief Executive Officer

Director Since: 2022

Age: 52

Committee Memberships: •    None

Other Public Company Boards:
•    APi Group Corporation
(Audit Committee)

•    TKO Group Holdings (Audit Committee (Chair))

Carrie Wheeler has served as our Chief Executive Officer and as a member of our Board since December 2022. She previously served as our Chief Financial Officer from September 2020 to December 2022. Ms. Wheeler also previously served as a member of our Board from October 2019 to September 2020. From 1996 to 2017, Ms. Wheeler was with TPG Global, a global private equity firm, including as a Partner and Head of Consumer / Retail Investing. Ms. Wheeler has served on the board of directors and on the audit committee of APi Group Corporation, a global provider of safety and specialty services, since November 2019 and on the board of directors of TKO Group Holdings, where she is also chairperson of the audit committee, since September 2023. She previously served on the board and audit committee of Dollar Tree, Inc. from March 2019 to March 2022. Ms. Wheeler has also served on a number of other corporate boards of private and public companies, including Neiman Marcus Group (2005 to 2013) and Petco Animal Supplies (2006 to 2015). Ms. Wheeler received her Bachelor of Commerce degree from Queen’s University in Canada.

Skills and Qualifications: We believe that Ms. Wheeler is qualified to serve as a member of our Board because of her extensive experience in a leadership role at a global private equity firm, as well as her experience with our Company as our Chief Executive Officer and former Chief Financial Officer, and her wealth of experience across different industries.

JASON KILAR Director Since: 2020 Age: 52 Committee Memberships: • Nominating (CHAIR) Other Public Company Boards: • Roblox Corporation (Audit and Compensation Committees)
Jason Kilar has served as a member of our Board since December 2020 and served as a member of the board of directors of Opendoor Labs Inc. from March 2019 to December 2020. Previously, Mr. Kilar served as the Chief Executive Officer of Warner Media, LLC, a media and entertainment subsidiary of its public company parent, Warner Bros. Discovery, Inc. from May 2020 to April 2022. Prior to that, Mr. Kilar co-founded and served as the Chief Executive Officer of Vessel Group, Inc., a video platform company, from 2013 to 2017. Prior to Vessel, Mr. Kilar co-founded and served as the Chief Executive Officer of Hulu, LLC, a streaming service company, from 2007 to 2013. Mr. Kilar also served in a variety of senior leadership roles with Amazon.com, Inc., an e-commerce technology company, from 2002 to 2006, including as Senior Vice President, Worldwide Application Software, and Vice President and General Manager of Amazon’s North American media businesses. Mr. Kilar has served on the board of directors of Roblox Corporation, a publicly traded video game development company, since September 2023, where he is a member of the audit and compensation committees. Mr. Kilar also served on the board of directors and audit committee of DreamWorks Animation SKG, Inc., a publicly traded animation studio, from May 2013 until its acquisition by NBCUniversal in August 2016. He has also served on various other private company boards of directors, including Univision Communications Inc. from September 2016 to April 2020 and Brighter Inc. from 2013 until its acquisition by Cigna Corporation in 2017. Mr. Kilar received his B.A. degree in Journalism and Business Administration from University of North Carolina at Chapel Hill and M.B.A. degree from Harvard Business School.
Skills and Qualifications: We believe that Mr. Kilar is qualified to serve as a member of our Board because of his deep expertise in operations as a Chief Executive Officer and seasoned board member, and his extensive experience with technology, high-growth, consumer and digital companies.

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Board Composition
Our Board currently consists of eight members: Adam Bain, Dana Hamilton, Cipora Herman, Pueo Keffer, Jason Kilar, John Rice, Glenn Solomon, and Carrie Wheeler. As set forth in our Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of our Board in accordance with our Amended & Restated Bylaws. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.
Consideration of Board Diversity
The Company believes that a Board made up of highly qualified individuals from diverse backgrounds promotes better corporate governance and performance and effective decision-making. The Board and the Nominating Committee are committed to ensuring the Board functions effectively and with appropriate diversity and expertise. Of our directors, 50% self-identify as having diverse characteristics, and three of our eight directors are women.
Although the Board has no formal policy on diversity, it has included diversity as a factor that will be taken into consideration by the Nominating Committee and the Board when identifying director candidates and recommending or selecting nominees for election by stockholders.
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CORPORATE GOVERNANCE
Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics (“Code of Conduct”), and charters for each of our Audit, Compensation and Nominating Committees, to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Conduct in the “Corporate Governance” section of the “Investor Relations” page of our website located at https://investor.opendoor.com, or by writing to our Secretary at our principal executive offices at 410 N. Scottsdale Road, Suite 1600, Tempe, Arizona 85288.
Corporate Governance Highlights
Opendoor is committed to good governance practices that protect and promote the long-term value of the Company for its stockholders. The Board regularly reviews our governance practices to ensure they reflect the evolving governance landscape and appropriately support and serve the best interests of the Company and its stockholders.
Independent Oversight
•    Seven of eight directors are independent (all except for Carrie Wheeler, our Chief Executive Officer (“CEO”)).

•    Board meetings and committee meetings include regular executive sessions of non-employee directors.

•    Board has unrestricted access to Company management.

•    Board committees are composed of entirely independent directors.

•    Board and committees engage in active oversight of the Company’s strategy and risk management.

•    Designated Lead Independent Director is responsible for coordinating the activities of the independent directors, including presiding over all Board meetings.

Board Membership Criteria
•    Nominating Committee is responsible for identifying, reviewing, evaluating and recommending candidates to serve as directors of Opendoor.

•    Directors possess deep and diverse sets of skills and expertise relevant to oversight of the Company’s business operations and strategy.

•    Board completes an annual assessment of director skills and expertise to ensure the Board meets the Company’s evolving oversight needs.

•    50% of directors self-identify as having diverse characteristics, and three of our eight directors are women.

•    All Audit Committee members are financial experts.

•    The Board oversees risk management, reviewing and advising management on significant risks facing the Company, and fostering a culture of integrity and risk awareness.

•    Board and committees complete annual self-evaluations (overseen by the Nominating Committee).

•    New directors attend orientation and all directors undertake periodic ongoing education.

Stockholder Rights	• One class of common stock, with each share entitled to one vote. • No stockholder rights plan in place. • Stockholder communication process for communicating with the Board.
Good Governance Practices
•    Code of Conduct applies to directors and all employees.

•    Insider Trading Policy prohibits hedging transactions, short sales and buying or selling puts, calls, options or other derivative securities of the Company by directors, officers and employees.

•    Compensation Committee engages an independent compensation consultant for objective advice.

•    Change-in-control payments and benefits are double-trigger arrangements.

•    Robust stock ownership guidelines apply to executive officers and directors.
•    Clawback policy applies to executive compensation.

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Director Independence
As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. Our Board consults with the Company’s inside and outside counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of their family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that each of Adam Bain, Dana Hamilton, Cipora Herman, Pueo Keffer, Jason Kilar, John Rice and Glenn Solomon, along with our former director Jonathan Jaffe, who resigned effective December 31, 2023, each qualify as “independent” in accordance with the listing requirements of Nasdaq. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.
Independent Directors
• Adam Bain • Dana Hamilton • Cipora Herman	• Pueo Keffer • Jason Kilar	• John Rice • Glenn Solomon
In arriving at the foregoing independence determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities and any relationships they have with us and our management.
Based on this review, our Board has determined that all of our non-employee directors, who are listed above, meet the applicable criteria for independence established by Nasdaq. Carrie Wheeler does not qualify as independent under the Nasdaq rules due to her current and prior employment at Opendoor, and our former director Eric Wu, who resigned from his positions as member of the Board and President, Marketplace, effective January 1, 2024, did not qualify as independent under the Nasdaq rules due to his prior employment at Opendoor.
Board Leadership Structure
Our Corporate Governance Guidelines provide that a “lead independent director” may be appointed from among the independent directors. The Board has a lead independent director, John Rice, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the lead independent director has substantial ability to shape the work of the Board. We presently do not have a director serving in the position of board chair. The Company believes that, going forward, in the event the Board does elect a board chair, separation of the positions of board chair and CEO (or appointing a lead independent director in lieu of an independent board chair) reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having a lead independent director (or independent board chair) creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having a lead independent director (or independent board chair) can enhance the effectiveness of the Board as a whole.
However, there is no fixed requirement in our Corporate Governance Guidelines that our board chair and CEO positions be separate, or that our board chair be an employee or elected from among non-employee directors. We believe that it is in the best interests of the Company to maintain the flexibility to evaluate our leadership structure over time as part of Opendoor’s ongoing succession planning process.
20	Opendoor Technologies Inc. // 2024 Proxy Statement

Board’s Role in Risk Oversight
The Board recognizes that the achievement of our strategic and commercial objectives involves taking risks and that those risks may evolve over time. The Board has oversight responsibility for Opendoor’s risk management function, which is designed to identify, assess and monitor fundamental financial and business risks across the Company’s operations and consider ways to address and mitigate those risks. Consistent with this approach, one of the Board’s primary responsibilities includes reviewing assessments of, and advising management with respect to, significant risks and issues facing the Company.
In addition, the Board has tasked designated committees of the Board to assist with the oversight of certain categories of risk management, and the committees report to the Board regularly on these matters.
•
The Audit Committee (i) reviews and discusses guidelines, programs, and policies (a) governing the process by which senior management assesses and manages the Company’s exposure to risk, as well as the Company’s major financial risk exposures, and (b) relating to cybersecurity, data privacy, and other risks relevant to our information systems and security, and, in each case, the steps management has taken to monitor, mitigate and control such exposures, and (ii) reviews with management and our auditors any contingent liabilities and risks that may be material to the Company, including risks relating to relevant legislative and regulatory developments;

•
The Compensation Committee, in approving and evaluating the Company’s executive compensation plans, policies and programs, takes into account the degree of risk to the Company that such plans, policies and programs may create and reviews and discusses, at least annually, the relationship between risk management policies and practices, corporate strategy and the Company’s compensation arrangements; and

•
The Nominating Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, as well as our overall governance structure.

Our Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Board Meetings, Continued Education and Succession Planning
Board Meetings and Executive Sessions
Board members are expected to prepare for, attend and participate in all meetings of the Board and committees on which they serve. During 2023, the Board held five meetings and all directors attended 97% or more of the aggregate number of Board meetings and meetings of the committees on which they then served. We do not maintain a formal policy regarding director attendance at our annual meetings; however, it is expected that directors will attend. Eight out of the nine Board members then serving attended the 2023 Annual Meeting of Stockholders.
The Board holds executive sessions of its independent directors no less than two times per year.
Director Orientation and Continuing Education
The Board views orientation and continuing education as vital tools for building an effective Board. We provide all new directors with orientation sessions regarding the Board and the Company’s operations. The orientation consists of presentations by members of senior management on the Company’s strategic plans, financial statements and key issues, policies and practices. We also periodically provide materials, updates and presentations, including in regular Board and committee meetings, to all directors on issues and subjects that assist them in fulfilling their responsibilities, such as key industry developments and evolution in the competitive landscape. In addition, the Company will pay for certain expenses for any director who wishes to attend seminars, conferences and other continuing education programs designed for directors of public companies.
Role of the Board in Succession Planning and Selection and Nomination of Directors
As provided in our Corporate Governance Guidelines, the Board, together with the Nominating Committee, is responsible for determining the appropriate characteristics, skills, and experience for the Board as a whole and for its individual members. The Board believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics and the ability to read and understand basic financial statements. In considering candidates for
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Board membership, the Board considers additional criteria including relevant expertise, sufficient time to devote to our affairs; excellence in their field, the ability to exercise sound judgment; a commitment to represent the long-term interests of our stockholders; diversity (including diversity of gender, ethnic background and country of origin), age, skills, and other factors that it deems appropriate to maintain a balance of knowledge, experience, and capability on the Board in the context of the needs of the Board and the Company.
Each year, the Nominating Committee assesses the directors to be nominated for election by stockholders at the annual meeting. To ensure that the Board evolves in a manner that serves the business and strategic needs of the Company, before recommending for re-nomination a slate of incumbent directors for an additional term, the Nominating Committee will evaluate whether incumbent directors possess the requisite skills and perspective, both individually and collectively. In addition, the Board will review those directors’ overall service to Opendoor during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence.
The Nominating Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating Committee for candidates for election as a director.
The Board believes effective management succession planning, particularly for the CEO, is important to our continued success. At least annually, the Compensation Committee discusses our management succession plans for our key executive officers. Our succession plan includes appropriate contingencies in case the CEO or another key executive officer retires, resigns, dies, or is incapacitated, across multiple time periods. In addition, alternative succession plans are evaluated under multiple strategic and operating scenarios. The Board, with the assistance of the Compensation Committee, will evaluate potential successors to the CEO and other key executive officers. The CEO contributes to these evaluations by making available her recommendations and evaluations of potential successors, along with a review of any recommended development plans.
Stockholder Recommendations of Director Candidates
Stockholders may recommend individuals to the Nominating Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating Committee, Opendoor Technologies Inc., 410 N. Scottsdale Road, Suite 1600, Tempe, Arizona 85288, Attention: Sydney Schaub, Secretary. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Stockholder Engagement
Opendoor engages with stockholders and analysts through conference calls, industry conferences, one-on-one meetings and teleconferences. We typically discuss our financial position, strategic priorities, business outlook and other topics of prime importance to stockholders. This engagement helps us better understand evolving stockholder priorities and perspectives, gives us an opportunity to elaborate upon our initiatives with relevant experts, and fosters constructive dialogue. As we continue to grow as a public company, we will continue to engage with our stockholders regarding our corporate governance practices. We are committed to maintaining an active dialogue with our stockholders to better understand their perspectives and consider their ideas as we continue to evolve our corporate governance, business practices and public disclosures.
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Communications from Stockholders
Our Board currently does not have a formal process for stockholders to send communications to the Board. Nevertheless, the Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and chair (or lead independent director) of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors, c/o Sydney Schaub, Secretary, Opendoor Technologies Inc., 410 N. Scottsdale Road, Suite 1600, Tempe, Arizona 85288.
Stock Ownership Guidelines
Our Board has established stock ownership guidelines for our executive officers and directors. Within five years of the establishment of the guidelines (or becoming subject to the guidelines, if later) our CEO is required to hold the lesser of vested shares of the Company’s common stock equal to six times annual base salary, or 450,000 shares; other executive officers are required to hold the lesser of vested shares of the Company’s common stock equal to three times annual base salary, or 225,000 shares; and directors are required to hold the lesser of shares of the Company’s common stock equal to five times their annual cash retainer or 60,000 shares. Only issued shares are counted toward satisfaction of the ownership requirement. Accordingly, unvested equity awards (including both time- and performance-based) and unexercised stock options, if any, do not count toward satisfying the executive stock ownership requirement. While our “named executive officers” (“NEOs”) and directors are still within the five-year period to accumulate their ownership holdings, when measured as of December 31, 2023, each of our directors, with the exception of Ms. Hamilton, who has until November 2028 to meet the ownership requirement, and each of our NEOs, other than Mr. Morillo (who voluntarily resigned as an executive officer on February 21, 2023), have met the specified levels of ownership.
Corporate Governance Documents & Policies
We believe that good corporate governance is important to ensure that Opendoor is managed for the long-term benefit of our stockholders. Our Nominating Committee will periodically review and reassess our Corporate Governance Guidelines, other governance documents and overall governance structure. Our Corporate Governance Guidelines are available in the “Corporate Governance” section of our website at https://investor.opendoor.com. References to our website address throughout this proxy statement are for informational purposes only, or to fulfill specific disclosure requirements of the SEC’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement.
Code of Conduct
The Board has adopted the Code of Conduct, which applies to all of our employees, officers and directors. Our Code of Conduct is available in the “Corporate Governance” section of our website at https://investor.opendoor.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq listing rules concerning any amendments to, or waivers from, any provision of our Code of Conduct.
Whistleblower Policy
The Board has adopted a Whistleblower Policy applicable to its employees that provides for protection from retaliation or discrimination by Opendoor due to reporting issues relating to concerns involving questionable accounting or auditing matters and compliance with applicable laws and regulations.
Prohibitions on Hedging, Pledging and Short-Term Speculative Transactions
Our Board has adopted an Insider Trading Policy, which applies to all of our directors, officers and employees. Our directors, officers and employees are prohibited from engaging in short sales and buying or selling puts, calls, options or other derivative securities of the Company. Our Insider Trading Policy also prohibits our directors, officers and employees from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange
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funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company's equity securities, or that may cause a director, officer or employee to no longer have the same objectives as the Company’s other stockholders except as otherwise pre-approved by the Board in each instance.
In addition, we prohibit our executive officers, all other employees and the non-employee members of our Board from holding our securities in a margin account. We also prohibit pledging our securities as collateral for a loan without the prior consent of our Chief Legal Officer.
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Board Committees
Our Board has established three standing committees — the Audit Committee, the Compensation Committee and the Nominating Committee — each of which operates under a charter that has been approved by our Board. Our Audit Committee, Compensation Committee, and Nominating Committee charters are available in the “Corporate Governance” section of our website located at https://investor.opendoor.com.
During 2023, the Audit Committee held eight meetings, the Compensation Committee held eight meetings and the Nominating Committee held four meetings.
Our Board has determined that all of the members of each of its committees are independent as defined under applicable Nasdaq rules. In addition, all members of the Audit Committee meet the heightened independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all members of the Compensation Committee satisfy the heightened independence requirements of the Nasdaq rules specific to the independence of compensation committee members.

Committee Membership
Name	Audit	Compensation	Nominating
Adam Bain		•	•
Dana Hamilton	• +
Cipora Herman	CHAIR +
Pueo Keffer	• +	•
Jason Kilar			CHAIR
John Rice, Lead Independent Director			•
Glenn Solomon		CHAIR
CHAIR = Committee Chair
+ = Financial Expert • = Member
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Audit Committee Current Committee Members: Cipora Herman (CHAIR) Dana Hamilton Pueo Keffer
Primary Responsibilities Include:

•    Appointing, compensating, retaining and overseeing our independent registered public accounting firm;

•    Evaluating the independence of our independent registered public accounting firm;

•    Reviewing with our independent registered public accounting firm the scope and results of their audit;

•    Approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•    Overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•    Discussing guidelines, programs, and policies (i) governing the process by which senior management assesses and manages our exposure to risk and our major financial risk exposures and (ii) relating to cybersecurity, data privacy, and other risks relevant to our information systems and security, and, in each case, the steps we have taken to monitor, mitigate and control such risks;

•    Reviewing with management and our auditors any contingent liabilities and risks that may be material to the Company, including risks relating to relevant legislative and regulatory developments;

•    Reviewing and approving or ratifying related person transactions;

•    Reviewing the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures on a regular basis, including the responsibilities, charter, budget, compensation and staffing of the Company’s internal audit function; and

•    Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters and the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Financial Expertise and Independence

All members of the Audit Committee meet the independence standards of Nasdaq and the SEC, as well as the financial literacy requirements of Nasdaq. The Board has determined that each of Ms. Herman, Ms. Hamilton, and Mr. Keffer qualifies as an “audit committee financial expert” as defined by SEC rules.

Overboarding Policy

Under the Audit Committee charter, members of the Audit Committee may not serve on more than three public company audit committees (including the Opendoor Audit Committee) without the prior consent of the Board.

Report

The Report of the Audit Committee is set forth beginning on page 63 of this proxy statement.

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Nominating Committee Current Committee Members: Jason Kilar (CHAIR) Adam Bain John Rice
Primary Responsibilities Include:

•    Assisting in identifying, recruiting and, if appropriate, interviewing candidates to fill positions on our Board and, if it deems it appropriate, establishing procedures for stockholders to follow in submitting recommendations for candidates for the Board;

•    Reviewing the background and qualifications of individuals being considered as director candidates;

•    Recommending to our Board the nominees for election to our Board at annual meetings of our stockholders;

•    Reviewing and making recommendations to the Board regarding committee and Board composition and size;

•    Overseeing an annual evaluation of our Board and its committees; and

•    Developing and recommending to our Board, and periodically reviewing, the Corporate Governance Guidelines.

Independence

The Nominating Committee is composed entirely of directors who are independent under the Nasdaq rules.

Compensation Committee Current Committee Members: Glenn Solomon (CHAIR) Adam Bain Pueo Keffer
Primary Responsibilities Include:

•    Evaluating the performance of our CEO and other executive officers in light of any goals and objectives of the Company’s executive compensation plans, and, based on such evaluation, determining and approving, or making recommendations to the Board regarding the compensation level of the Company’s executive officers;

•    Evaluating the appropriate level of compensation for service on our Board and Board committees by non-employee directors and making recommendations to our Board regarding such compensation;

•    Reviewing the executive compensation plans in light of the Company’s goals and objectives with respect to such plans, and, if deemed appropriate, adopting, or recommending the Board adopt, new, or amend existing, executive compensation plans; and

•    Appointing and overseeing any compensation consultants.

Independence

The Compensation Committee is composed entirely of directors who are independent under the Nasdaq rules.

Delegation Authority

The Compensation Committee may form and delegate authority to subcommittees for any purpose that the Compensation Committee deems appropriate, including (a) a subcommittee consisting of a single member, and (b) a subcommittee consisting of at least two members, each of whom qualifies as a non-employee director under Section 16 of the Exchange Act.

Role of Executive Officers and Compensation Consultant

See page 29 of this proxy statement for a discussion of the role of our executive officers and our compensation consultant in determining executive compensation.

Compensation Committee Report

The Report of the Compensation Committee is set forth beginning on page 43 of this proxy statement.

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OUR EXECUTIVE OFFICERS
The following table sets forth the names, ages and positions of our current executive officers:
Name	Age	Position
Carrie Wheeler	52	Chief Executive Officer and Director
Christina Schwartz	45	Interim Chief Financial Officer and Chief Accounting Officer
Megan Meyer Toolson	37	President, Sell Direct and Services
Sydney Schaub	44	Chief Legal Officer
*	Ms. Wheeler is a member of our Board. See “Proposal 1 — Election of Directors” for more information about Ms. Wheeler.
Christina Schwartz has served as our interim Chief Financial Officer since December 2022 and our Chief Accounting Officer since March 2021. Prior to that, she served as the Company’s Vice President, Corporate Controller from August 2016 to March 2021. Ms. Schwartz received her M.S. degree in Accounting from the University of Virginia and B.S. degree in Business Administration from the University of California, Berkeley.
Megan Meyer Toolson has served as our President, Sell Direct and Services since December 2022. Prior to that, since 2015, she has served in roles of increasing responsibility at Opendoor, including as our Chief Customer Officer from March 2021 to December 2022 and our Vice President, Operations GM from December 2020 to March 2021. Ms. Meyer Toolson received her M.B.A. degree from Stanford University, M.S. degree in Professional Accounting from the University of Texas at Austin and B.A. degree in Business Administration from the University of Texas at Austin.
Sydney Schaub has served as our Chief Legal Officer since September 2022. Prior to joining the Company, Ms. Schaub served as Chief Legal Officer, General Counsel and Corporate Secretary of Gemini Trust Company, LLC, a regulated digital asset exchange and custodian, from October 2018 to September 2022. Prior to that, she served as General Counsel and Corporate Secretary at Rent the Runway, Inc. from May 2017 to October 2018 and Associate General Counsel at Square, Inc. from January 2016 to April 2017. Ms. Schaub received her J.D. degree from Harvard Law School and M.A. and B.A. degrees in English Literature from Stanford University.
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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides information regarding the 2023 compensation program for our 2023 NEOs, who are listed below:
•	Carrie Wheeler, our CEO;
•	Christina Schwartz, our interim Chief Financial Officer (our “CFO”);
•	Megan Meyer Toolson, our President, Sell Direct and Services;
•	Sydney Schaub, our Chief Legal Officer; and
•	Daniel Morillo, our former Chief Investment Officer.
Who We Are
We are the largest digital platform for residential real estate transactions. In 2014, we founded Opendoor to reinvent one of life’s most important transactions and make it possible to buy, sell, and move at the tap of a button. By leveraging software, data science, product design and operations, we are building a managed technology platform for residential real estate that offers buyers and sellers a digital, on-demand experience that we believe will be the future of how people buy or sell a home.
•	Since launch, customers have demonstrated their desire for our digital, on-demand real estate solution with over 246,000 homes bought and sold by Opendoor across the United States.
•	In 2023, we sold over 18,700 homes and generated $6.9 billion in revenue, the latter of which represents a compound annual growth rate of over 45% since 2017.
•	Importantly, we have achieved this growth while continuing to delight customers, maintaining an annual average Net Promoter Score of nearly 80 from our sellers since 2021.
Our mission is straightforward: to power life’s progress, one move at a time. Residential real estate is a trillion-dollar industry underpinned by a process that is complicated, time-consuming, stressful, and offline. We believe all consumers deserve to buy, sell, and move between homes with simplicity and confidence, and we have dedicated almost a decade to delivering on this vision. We have built unique pricing and operations capabilities to become one of the largest buyers and sellers of homes in the United States. Since our founding, we have expanded our footprint to 50 markets across the country.
Consideration of 2023 Say-on-Pay Vote Results and Stockholder Outreach
The Compensation Committee and full Board take the outcome of our annual Say-on-Pay vote seriously and are focused on gathering and responding to our stockholders’ feedback regarding the Company’s executive compensation programs. As part of its compensation-setting process, the Compensation Committee considers the results of the stockholder advisory vote on our executive compensation from the prior year. Approximately 75% of the votes cast at our 2023 Annual Meeting of Stockholders were voted in favor of our executive compensation, as compared to approximately 62% the prior year.
Following our 2022 Annual Meeting of Stockholders, we launched a robust stockholder outreach campaign with key institutional investors. Our Compensation Committee noted the year-over-year increase in stockholder support resulting from these efforts, and we continued our engagement efforts following our 2023 Annual Meeting of Stockholders to seek actionable feedback that could be incorporated in the Compensation Committee’s discussions and decision-making going forward. Since fiscal 2022, we have reached out to stockholders collectively representing over 37% of non-affiliated outstanding shares, and had conversations with stockholders collectively representing over 35% of non-affiliated outstanding shares (each as of January 5, 2024), about issues of importance to them, including executive compensation, corporate governance matters, human capital, and our approach to environmental and social issues. In each meeting, company participation typically included our Chief Legal Officer,
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our Chief People Officer and the chair of the Compensation Committee. In these meetings, we received valuable feedback regarding the strengths of our executive compensation program as well as areas for improvement as we mature as a publicly-traded company.
The Compensation Committee is committed to understanding and being responsive to stockholder sentiment. The table below summarizes the specific feedback we received and the steps our Compensation Committee and the Board have taken to address this feedback as well as the other changes we have made to our executive compensation program in 2024 to further link executive compensation opportunities to Company performance. These actions were informed by stockholder feedback during the meetings described above, the results of the Company’s 2023 Say-on-Pay vote, and consultations with the Compensation Committee’s independent compensation advisor.
What Stockholders Said:	Action We Took:
Executive Compensation:

Compensation philosophy and use of discretion in executive compensation decisions is not clearly outlined, and executive compensation program lacks performance-based components with clearly defined metrics.

As noted below under “Compensation Philosophy and Objectives,” we have included additional detail regarding our compensation philosophy and specific compensation decisions during 2023.

In addition, commencing in 2024, our Compensation Committee implemented new elements to our executive compensation program to further align our executive compensation program to company performance and long-term stockholder value by adopting a performance-based annual bonus plan that aligns payouts to achievement of pre-established corporate performance goals approved by the Compensation Committee, and granting certain named executive officers long-term equity incentives in the form of performance-based restricted stock units (“PRSUs”), which are subject to achievement of objectives related to homes acquired and homes sold, as further described below under “Key Changes to Executive Compensation Program for 2024.”

The company’s peer group and rationale for selection is not described.
As noted below under “Peer Group and Competitive Positioning,” we have provided additional information regarding the creation and periodic review of our compensation peer group, including the metrics used to evaluate peers for selection.

There is a lack of mitigating factors, such as a clawback policy or stock ownership guidelines.
As discussed below under “Stock Ownership Guidelines,” we maintain stock ownership guidelines for our directors and senior employees, including our Section 16 reporting officers.

Under our stock ownership guidelines, within five years of the establishment of the guidelines, the applicable individuals must comply with the following minimum required thresholds of ownership:

•    Non-Employee Directors — the lesser of 5 times annual cash retainer or 60,000 shares;

•    Chief Executive Officer — the lesser of 6 times base salary or 450,000 shares; and

•    Section 16 Officers (other than CEO) and any other executives designated as participants — the lesser of 3 times base salary or 225,000 shares.

While our NEOs and directors are still within the five-year period to accumulate their ownership holdings, when measured as of December 31, 2023, each of our directors, with the exception of Ms. Hamilton, who has until November 2028 to meet the ownership requirement, and each of our NEOs, other than Mr. Morillo (who voluntarily resigned as an executive officer on February 21, 2023), have met the specified levels of ownership.

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What Stockholders Said:	Action We Took:
We have implemented a clawback policy as required by Nasdaq listing rules that requires the recovery of incentive-based compensation in the event of a restatement.
There is a lack of rationale for large executive equity award grants and it is unclear whether such grants represent multiple years of equity compensation.
We carefully consider the appropriate mix of compensation delivered to our executive officers.

The January 2023 award to Ms. Wheeler in connection with her promotion to CEO, which represents Ms. Wheeler’s only equity grant in both fiscal 2023 and 2024, was approved by our Compensation Committee taking into consideration the data provided by our independent compensation consultant and a review of the pay practices of our peer group and a broader view of technology based companies that recently appointed a CEO. The award also aligns Ms. Wheeler’s compensation to long-term stockholder value creation. None of our other named executive officers received equity awards during 2023.

Commencing in 2024, our Compensation Committee implemented changes to our executive compensation program to further align our executive compensation program to company performance and long-term stockholder value. In addition to our existing practice of issuing time-based RSUs (“TRSUs”), the Committee granted our named executive officers (other than our CEO) long-term equity incentives in the form of performance-based restricted stock units (“PRSUs”), as further described below under “Key Changes to Executive Compensation Program for 2024.”

Corporate Governance:

The Board lacks adequate gender diversity.	We appointed an additional female director to the Board during 2023, and our Board is now composed of over 37% female directors.
We believe that our robust dialogue on these and other topics and the subsequent actions we have taken clearly demonstrate our commitment to strong corporate governance and market-based compensation structures. We will continue to regularly engage with our stockholders on compensation matters and will continue to address issues and suggestions received through these stockholder efforts. As our stockholders’ views and market practices on executive compensation evolve and we continue to mature as a public company, the Compensation Committee will evaluate and, when appropriate, make changes to our executive compensation program, ensuring that the program continues to reflect our pay-for-performance compensation philosophy and objectives.
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Key Changes to Executive Compensation Program for 2024
In response to the stockholder and other feedback we gathered in 2023, the Compensation Committee felt it appropriate to revisit our compensation philosophy and the programs put in place to uphold it. In 2024, we have made two key changes to our executive compensation program to further align executive compensation with the interest of the Company’s stockholders, and to help to incentivize our NEOs to work towards key corporate performance objectives tied to company performance. As reflected below, through the implementation of these changes, we are gradually introducing at-risk elements of pay and ensuring these are directly tied to outcomes that drive company performance and increase stockholder value. The following table summarizes (i) the approximate ratio of total performance based and non-performance based compensation for our NEOs in fiscal 2023 and (ii) the expected approximate ratio of total at risk and not at risk compensation for our NEOs in fiscal 2024, each on an aggregate basis.

(1)	Non-Performance based pay includes base salary, non-performance based bonuses, such as retention or sign on bonuses, and TRSUs.
(2)	Performance based pay includes short-term and long-term incentives that are directly tied to pre-approved performance metrics (as described below).
Key changes include the following:
•
Adoption of Annual Performance Bonus Plan: In 2024, we introduced an annual performance-based cash bonus program under which all named executive officers are eligible for performance-based bonuses based on achievement of pre-established corporate performance goals approved by the Compensation Committee. The Compensation Committee selected adjusted net income (“ANI”) as the corporate performance metric for the 2024 cash performance bonuses, which is aligned with our goal of driving the Company to a positive cash flow position. ANI is a non-U.S. Generally Accepted Accounting Principles (“GAAP”) measure and is calculated as GAAP net income (loss) adjusted to exclude non-cash expenses of stock-based compensation, equity securities fair value adjustment, and intangibles amortization expense. ANI excludes expenses that are not directly related to our revenue-generating operations such as restructuring and legal contingency accruals, and as a result we believe ANI better reflects our cash flow position.

•
Introduction of Performance-Based Restricted Stock Units (“PRSUs”): In February 2024, we granted PRSUs to each of our named executive officers, except for our CEO, Carrie Wheeler, that are eligible to vest subject to achievement of objectives related to homes acquired and homes sold, weighted equally. In consideration of Ms. Wheeler’s promotion grant awarded in 2023, as well as her current equity holdings and total compensation package, the Compensation Committee elected not to grant any additional equity awards to Ms. Wheeler during the remainder of 2023 and 2024. These performance metrics were selected to reinforce sustained operational performance through disciplined inflows and outflows and incentivize progress toward our profitability goals.

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Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices:
What We Do:	What We Don’t Do:
• Independent Compensation Committee. The Compensation Committee consists solely of independent directors who establish our compensation policies and practices.

• Independent Compensation Adviser. The Compensation Committee has engaged its own compensation consultant to provide information, analysis and other advice on executive compensation independent of management. This compensation consultant performed no other consulting or other services for us in 2023.

• Annual Executive Compensation Review. The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile.
• Pay-for-Performance Philosophy. The majority of our named executive officers’ target total direct compensation opportunities are dependent upon our overall, long-term success as measured through company performance, our stock price and/or total stockholder return, thereby aligning the interests of our named executive officers and our stockholders.

• “Double-Trigger” Change-in-Control Arrangements. Our post- employment compensation arrangements in the event of a change in control of the Company are “double-trigger” arrangements that require both a change in control of the Company plus a qualifying termination of employment before payments and benefits are paid.

• Succession Planning. We annually review the risks associated with our key executive officer positions to ensure adequate succession plans are in development.

• Stock Ownership Guidelines. We maintain stock ownership guidelines for our executive officers and directors in order to further promote the alignment of their interests with those of our stockholders.

• Clawback Policy. In November 2023, we adopted a compensation recovery policy as required by Rule 10D-1 under the Exchange Act and the corresponding listing standard adopted by the Nasdaq, which provides for the mandatory recovery of certain erroneously awarded incentive compensation from our executive officers in the event of an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws.

• No Executive Retirement Plans. We do not offer pension plans or other defined benefit retirement plans or arrangements to our named executive officers. Our named executive officers are eligible to participate in our Section 401(k) retirement savings plan on the same basis as our other eligible full-time employees.

• Limited Perquisites. We provide limited perquisites and other personal benefits to our named executive officers and such benefits generally are only provided when they serve a legitimate business purpose.

• No Tax Reimbursements. We do not provide tax reimbursement payments (including “gross-ups”) to our named executive officers.

• No Special Welfare or Health Benefits. Our executive officers participate in our broad-based company-sponsored health and welfare benefit plans and programs on the same basis as our other full-time employees.

• No Post-Employment Tax Payment Reimbursement. We do not provide any tax reimbursement payments (including “gross- ups”) on any payments or benefits contingent upon a change in control of the Company.

• No Hedging of Our Equity Securities. We prohibit our executive officers, all other employees and the non-employee members of our Board from engaging in certain derivative transactions and from hedging our securities, except as otherwise pre-approved by the Board.

• Limited Pledging of Our Equity Securities. We prohibit our executive officers, all other employees and the non-employee members of our Board from holding our securities in a margin account. We also prohibit pledging our securities as collateral for a loan without the prior consent of our Chief Legal Officer.

• No “Single Trigger” Change-in-Control Arrangements. We do not provide cash severance or automatic vesting of equity awards based solely upon a change in control of the Company.

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Compensation Philosophy and Objectives
Our compensation programs are designed to attract, retain and motivate our employees, including our executive officers, by ensuring that such programs are aligned to the market, scalable and flexible for our leaders to operate within, and simple and clear for our employees to understand.
With respect to our executive compensation program, our key objectives are to:
•	allow us to attract and retain highly qualified executive officers; and
•	ensure our executive team interests are directly aligned to the creation of long-term stockholder value.
To attract new talent, we must be prepared to be, and be perceived as, an employer that offers competitive compensation, and we believe our executive compensation program is appropriately structured in this regard. We also believe that providing our executive officers with an opportunity to be owners in our business better aligns their interests with those of our stockholders.
To achieve our compensation objectives, we historically have provided our executive officers, including our NEOs, with a compensation package consisting of the following elements:
Element	Type of Element	Compensation Element	Objective
Base Salary	Fixed	Cash	Designed to compensate our executives for services rendered during the year and to recognize the experience, skills, knowledge and responsibilities required of each executive.
One-Time Bonuses	Variable	Cash	Provided on an as needed basis and in connection with an evaluation of an employment offer or retention objectives. These may take the form of sign-on or retention incentives.
Long-Term Incentive Compensation	Variable	Equity awards in the form of TRSU awards that may vest and be settled for shares of our common stock and be settled for shares of our common stock.	Designed to align the interests of our executives and our stockholders by motivating our executives to create sustainable long term stockholder value.
Compensation-Setting Process
Role of the Compensation Committee
The Compensation Committee discharges the responsibilities of our Board relating to the compensation of our executive officers, including our named executive officers, and the non-employee members of our Board. Under its charter, the Compensation Committee has the overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies and practices applicable to our executive officers.
In carrying out its responsibilities, on an annual basis the Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies and makes decisions that it believes further our philosophy or align with developments in best compensation practices, and reviews the performance of our executive officers when making decisions with respect to their compensation or recommendations to our Board with respect to their compensation.
The Compensation Committee has retained a compensation consultant (as described below) to provide support in its review and assessment of our executive compensation program; however, the Compensation Committee exercises its own judgment in making final decisions or recommendations with respect to the compensation of our executive officers, including our named executive officers.
The Compensation Committee reviews our executive compensation program annually, and in fiscal 2024, the timing of this review occurred in the first fiscal quarter to take into account our annual operating cadence and to align compensation determinations with the Company’s annual performance and business goals. As part of this review process, the
34	Opendoor Technologies Inc. // 2024 Proxy Statement

Compensation Committee applies the objectives described above within the context of our overall compensation philosophy while simultaneously considering the compensation levels needed to ensure that our executive compensation program remains competitive based, and ensure that equity is positioned to retain executives, based on input and market data provided by the Compensation Committee’s compensation consultant.
Role of Management
In discharging its responsibilities, the Compensation Committee works with members of our management, including our CEO. Our management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters. The Compensation Committee solicits and reviews our CEO’s proposals with respect to program structures, as well as her recommendations for adjustments to annual base salaries, long-term incentive compensation opportunities and other compensation-related matters for our executive officers, including our named executive officers (except with respect to her own compensation), based on her evaluation of their performance for the prior year.
The Compensation Committee reviews and discusses proposals and recommendations with our CEO and considers them as one factor in determining and approving the compensation of our executive officers or making recommendations to our Board with respect to the compensation of our executive officers. Our CEO also attends meetings of our Board and the Compensation Committee at which executive compensation matters are addressed, except with respect to discussions involving her own compensation.
Role of the Compensation Consultant
The Compensation Committee has the authority to retain an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review, including the authority to approve the consultant’s reasonable fees and other retention terms. The compensation consultant reports directly to the Compensation Committee and its chair, and serves at the discretion of the Compensation Committee, which reviews the engagement annually.
Since 2020, the Compensation Committee has engaged Compensia, Inc. (“Compensia”) to serve as its compensation consultant to advise on executive and non-employee director compensation matters, including competitive market pay practices, and with the data analysis and selection of the compensation peer group.
In addition to the work Compensia performed in connection with our executive and director compensation practices, Compensia periodically receives requests for information from us or the Compensation Committee pertaining to individual promotions, equity incentive compensation, potential personnel recruitment and other such situations in which market compensation insight may benefit us or the Compensation Committee.
During 2023, Compensia attended the meetings of the Compensation Committee (both with and without management present) as requested and provided various services, including the following:
•	the review, analysis and updating of our compensation peer group;
•	the Company’s executive compensation philosophy;
•	consultancy on the design and implementation of an executive long-term incentive program and the introduction of PRSUs for 2024;
•
the review and analysis of the base salary levels and long-term incentive compensation opportunities of our executive officers against competitive market data based on the companies in our compensation peer group;

•	a competitive market assessment for executive-level management, including analyses for potential new hires;
•	consultation with the Compensation Committee chair and other members between Compensation Committee meetings, including with respect to:
•	updates on compensation trends; and
•	regulatory updates; and
•	support on other ad hoc matters throughout the year.
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The terms of Compensia’s engagement include reporting directly to the Compensation Committee chair. Compensia also coordinated with our management for data collection and informal market comparisons for our executive officers. In 2023, Compensia did not provide any other consulting or other services to us other than the executive and director compensation consulting services described above.
The Compensation Committee has evaluated its relationship with Compensia to ensure that Compensia operates independently from management. This review process included a review of the services that Compensia provided, the quality of those services and the fees associated with the services provided during 2023. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4) and Rule 5605(d)(3)(D) of the Nasdaq rules, and such other factors as were deemed relevant under the circumstances, the Compensation Committee has determined that no conflict of interest was raised as a result of the work performed by Compensia.
Setting Target Total Direct Compensation
The Compensation Committee conducts an annual review of the compensation arrangements of our executive officers, including our named executive officers. As part of this review, the Compensation Committee evaluates the base salary levels, any sign-on and retention bonuses, and the long-term incentive compensation opportunities of our executive officers and all related performance criteria.
The Compensation Committee does not establish a specific target for formulating the target total direct compensation opportunities of our executive officers. Instead, it evaluates both performance and compensation to ensure that the compensation provided to our executive officers is competitive relative to the compensation paid by similar companies in the technology and Internet retail sectors, with particular emphasis on our peer companies as described below.
In making decisions about the compensation of our executive officers, the members of the Compensation Committee rely primarily on considerations of various factors, including the following:
•	our executive compensation program objectives;
•	our performance against the financial, operational and strategic objectives established by the Compensation Committee and our Board;
•
each executive officer’s knowledge, skills, experience, qualifications and tenure relative to other similarly situated executives at the companies in our compensation peer group and/or in selected broad-based compensation surveys;

•
the scope of each executive officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group and/or in selected broad-based compensation surveys;

•	the prior performance of each executive officer, based on a subjective assessment of their contributions to our overall performance, and ability to lead their business unit and work as part of a team;
•	the potential of each executive officer to contribute to our long-term financial, operational and strategic objectives;
•	our CEO’s compensation relative to that of our other executive officers, particularly our other named executive officers;
•	our financial performance relative to our peers;
•	specific input from stockholders on our executive compensation program in creating the design of our executive compensation program in subsequent years;
•	each executive officer’s mix of short-term and long-term compensation;
•
the compensation practices of our compensation peer group and the companies in selected broad-based compensation surveys and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data; and

•	the recommendations of our CEO with respect to the compensation of our executive officers (except with respect to her own compensation).
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These factors provide the framework for compensation decision-making and final decisions by the Compensation Committee or its recommendations to our Board for final decisions regarding the compensation opportunity for each executive officer.
The Compensation Committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in developing its compensation decisions or recommendations. The members of the Compensation Committee consider this information in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each executive officer and business judgment in making decisions and recommendations.
Peer Group and Competitive Positioning
The Compensation Committee believes that comparisons with companies with similar financial characteristics and business profiles are useful guides to evaluate the competitiveness of our executive compensation program and related policies and practices. The Compensation Committee uses data drawn from a select peer group of companies to make decisions with respect to the compensation of our executive officers, including our named executive officers.
The Compensation Committee uses the peer group compensation data as one of several factors in assessing executive pay program design and total equity utilization. We also supplement the data for our peer group with published compensation surveys where appropriate. The Compensation Committee's compensation decisions are made on a case-by-case basis. Benchmark results do not, in and of themselves, determine individual compensation decisions and we do not target specific pay percentiles. Overall, we believe that use of information from the peer group enables the Compensation Committee to create better alignment between executive pay and performance and to help ensure that we can attract and retain high-performing executive leaders.
For both 2022 and 2023, the Compensation Committee evaluated the peer group of companies identified below, as recommended by Compensia and approved by the Compensation Committee in each respective period. The companies in this peer group were selected based on the following primary criteria:
•	Revenue,
•	Market capitalization,
•	Gross profit, and
•	Public companies in the same or adjacent industry, including either consumer focused technology-enabled services, real estate services, retail/Internet retail, or software and services.
Due to our unique business model, we give primary consideration to gross profit and market capitalization when identifying the appropriate peer group.
The peer group for determining our 2023 compensation decisions consisted of the following companies:
Peer Group (2022 and 2023)
Angi	eXp World Holdings	Redfin
Black Knight	Frontdoor	SoFi Technologies
CarGurus	Lyft	Stitch Fix
Compass	Offerpad	Zillow Group
Dropbox	Overstock.com
Etsy	Peloton Interactive
Peer Group Additions in 2023
Anywhere Real Estate	CarParts.com	Cars.com
Carvana Co.	Nextdoor Holdings	Yelp
Peer Group Removals in 2023
Chewy	Expedia Group	GoDaddy
Pinterest
Opendoor Technologies Inc. // 2024 Proxy Statement	37

Compensation Elements
For 2023, our executive compensation program consisted of three principal elements – base salary, annual bonuses and long-term incentive compensation in the form of equity awards. It also included participation in our executive severance plan and our broad-based health and welfare benefit programs.
Base Salaries
We provide a base salary as a fixed source of compensation for our executive officers, including our named executive officers, allowing them a degree of certainty relative to the portion of their variable compensation, which consists of equity awards with values that are generally tied to the price of our common stock. The Compensation Committee recognizes the importance of base salaries as an element of compensation that helps to attract and retain highly qualified executive talent. The initial base salaries of our executive officers were established at the time they entered into an employment offer letter or confirmatory employment offer letter with us and took into account their qualifications, experience, comparable market data and prior base salary level. The Compensation Committee reviews the annual base salaries of our executive officers, including our named executive officers, as part of its annual review of the compensation arrangements of our executive officers, taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (except with respect to her own annual base salary) and the factors set forth in “Compensation-Setting Process – Setting Target Total Direct Compensation” above.
The Compensation Committee determined to maintain the annual base salaries of our named executive officers for 2023 at their 2022 levels.
Name	Annual Salary Rate for FY23
Carrie Wheeler	$750,000
Christina Schwartz	$350,000
Megan Meyer Toolson	$400,000
Sydney Schaub	$350,000
Daniel Morillo	$350,000
Annual Bonuses for 2023
In 2023, as in past years, we did not maintain an annual cash bonus or other incentive plan for our other named executive officers. Instead, our Board and the Compensation Committee relied primarily on the long-term incentive compensation opportunities granted to our executive officers.
Ms. Wheeler is eligible to receive an annual cash bonus based on the attainment of performance goals to be determined by the Compensation Committee. Her target annual cash bonus opportunity is $250,000, and such bonus amount was guaranteed for fiscal year 2023 only, pursuant to the amendment to her employment offer letter entered into in connection with her appointment as CEO in December 2022.
Special One-Time Bonuses
In December of 2022 and in connection with the CEO leadership change, Ms. Meyer Toolson and Ms. Schwartz were awarded special retention bonuses which were paid either in part or in full during 2023. Both Ms. Schwartz and Ms. Meyer Toolson received retention bonuses to recognize their criticality to the business. Ms. Schwartz was awarded a retention bonus of $400,000, payable in equal quarterly installments in fiscal 2023 and 2024, subject to continued service through each payment date. Ms. Meyer Toolson was awarded a retention bonus of $350,000, which was payable in four equal quarterly installments in fiscal 2023. In addition, and as previously described in our 2023 proxy statement, Ms. Schwartz received a one-time cash bonus in connection with her appointment as interim CFO in the amount of $225,000, which was paid in four equal quarterly installments in 2023. This one-time bonus was awarded to recognize Ms. Schwartz’s increased responsibilities in her new role and to retain her during a critical transition period for the Company.
In 2021, Mr. Morillo was awarded a cash sign-on and retention bonus in connection with his hiring in the aggregate amount of $3,800,000. The sign-on and retention bonus was payable over three years, and the final installment of $1,150,000 was paid in 2023.
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As discussed above under “Key Changes to Executive Compensation Program for 2024,” for 2024 we introduced an annual cash bonus program under which all named executive officers are eligible for a performance-based bonus based on achievement of pre-established corporate performance goals approved by the Compensation Committee. In connection with the new annual cash bonus program, we expect to sunset the practice of awarding special one-time bonuses.
Long-Term Equity Compensation
We believe that providing long-term incentives in the form of equity awards encourages our executive officers, including our named executive officers, to take a long-term outlook and provides them with an incentive to manage the Company from the perspective of an owner with an equity stake in the business. By providing opportunities for our executive officers, including our named executive officers, to benefit from future successes in the Company through the appreciation of the value of their equity awards, our Board and the Compensation Committee believe that equity awards align our executive officers’ interests and contributions with the long-term interests of our stockholders. In addition, our Board and the Compensation Committee believe that offering meaningful equity ownership in the Company is helpful in retaining our executive officers, including our named executive officers, and other key employees.
Our general practice has been to grant our named executive officers TRSU awards, and in certain circumstances PRSU awards, at the start of employment and for retention purposes. We have not historically had a formal process for granting equity awards on an annual basis. The size and precise terms of the awards are determined by the Compensation Committee.
In December 2022, the Board, upon the recommendation of the Compensation Committee, approved a TRSU award for Ms. Wheeler in connection with her promotion to CEO, which grant was made in January 2023. When determining Ms. Wheeler’s TRSU grant, the Compensation Committee considered a competitive market analysis prepared by Compensia for sign-on CEO equity grants and also considered the importance of Ms. Wheeler to the Company’s ability to execute on its transformation plans. Based on this information, the Compensation Committee determined to offer Ms. Wheeler a one-time promotional TRSU grant with a target value of $25,000,000, with the number of shares of common stock granted determined by dividing such target value by the average closing price per share of the common stock over the 20-trading day period commencing with the trading day ten days before December 1, 2022 (subject to a minimum of $1.65 per share and a maximum of $2.00 per share). As a result, Ms. Wheeler received a promotional TRSU grant of 15,060,241 shares of our common stock, which vests quarterly over a four-year period commencing on December 1, 2022, subject to Ms. Wheeler’s continued employment with us on each such vesting date. At the time of grant, the grant date fair value of Ms. Wheeler’s award was $16,566,265. The January 2023 TRSU award represents Ms. Wheeler’s only equity grant in both fiscal 2023 and 2024. None of our other named executive officers received any equity awards during 2023.
Health and Welfare Benefits
Our named executive officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried U.S. employees, subject to the terms and eligibility requirements of such plans. These benefits include medical, dental and vision insurance, business travel insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, commuter benefits and reimbursement for mobile phone coverage.
We also sponsor a Section 401(k) retirement savings plan (the “Section 401(k) Plan”) that provides our executive officers, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis subject to the limits imposed by the Internal Revenue Code of 1986, as amended (the “Code”), to the same extent as our other eligible full-time employees. Participants are able to defer up to 90% of their eligible compensation subject to applicable annual limits under the Code. All participants’ interests in their deferrals are 100% vested when contributed. In 2024, we began contributing up to $1,000 to employees’ 401(k) accounts, regardless of the amount the employee contributes. We believe that providing a vehicle for tax-deferred retirement savings through our Section 401(k) Plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers.
We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Opendoor Technologies Inc. // 2024 Proxy Statement	39

Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites or other personal benefits to our named executive officers, except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of their duties, to make them more efficient and effective and for recruitment and retention purposes. During 2023, our NEOs did not receive perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Employment Offer Letters
We have entered into written employment offer letters with each of our named executive officers. Each of these employment offer letters was approved prior to the Business Combination by the compensation committee and/or board of directors of Opendoor Labs Inc., or, in the case of Ms. Schaub’s offer letter, by our Compensation Committee. We believe that these arrangements were necessary to secure the services or the continued service of these individuals in a highly competitive job market.
Each of these employment agreements does not have a specific term, provides for “at will” employment (meaning that either we or the named executive officer may terminate the employment relationship at any time without cause) and generally set forth the named executive officer’s base salary, eligibility to participate in our employee benefit plans and programs in effect for similarly situated employees during their employment, in some instances provided for a sign-on bonus and/or retention payment and, in certain instances, provided for certain of the named executive officers to receive equity awards on the terms and conditions as set forth in the employment offer letter.
In addition, each named executive officer either agreed to execute and be bound by our Confidential Information and Inventions Assignment Agreement or confirmed that the named executive officer agreed to continue to be bound by the Confidential Information and Inventions Assignment Agreement they had previously executed, which contains, among other things, restrictive covenants pursuant to which such officers agree (i) to refrain from soliciting our customers during the term of their employment and (ii) to refrain from soliciting our employees during the term of their employment and for a period of 12 months thereafter. The Company's standard Confidential Information and Invention Assignment Agreement for executive officers does not contain any non-competition restrictive covenants to the extent prohibited by applicable law.
Except for the employment offer letter with Ms. Wheeler, as amended in connection with her role transition in December 2022, the employment offer letters do not provide for any severance benefits. In connection with the appointment of Ms. Wheeler as our CEO, we and Ms. Wheeler entered into an amendment to Ms. Wheeler’s existing offer letter agreement. Pursuant to such amendment, if we terminate Ms. Wheeler’s employment without “cause” or if Ms. Wheeler resigns for “good reason” (as each term is defined in her offer letter agreement), subject to her execution of a release of claims, she will be entitled to cash severance equal to one times her annual base salary plus target bonus, 12 months of health benefits continuation, and 12 months accelerated vesting of her outstanding time-based equity awards.
Post-Employment Compensation
Severance Plan
We maintain an Executive Severance Plan (the “Severance Plan”), effective as of December 22, 2022, and amended on February 26, 2024, under which our executive officers are eligible to receive severance payments and benefits in connection with certain qualifying terminations of their employment, subject to the conditions set forth in the Severance Plan. The Severance Plan is intended to provide a consistent framework to address covered terminations and help maintain our executive officers’ continued focus on their assigned duties to maximize stockholder value if there is a potential change in control transaction. Each of our 2023 named executive officers other than Mr. Morillo (who voluntarily resigned as an executive officer on February 21, 2023) is eligible to participate in the Severance Plan.
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The Severance Plan provides that upon our termination of a participant’s employment without “cause,” or upon a resignation by the participant for “good reason,” in either case within the period beginning three months before and ending 12 months following a “change in control” (each as defined in the Severance Plan), the participant shall receive (i) a cash severance payment equal to the participant’s then-current base salary multiplied by 1.5 for our CEO or 1.0 for our other named executive officers, paid in installments over an 18- or 12-month period, respectively, (ii) a pro rata portion of the participant’s target annual cash bonus for the year of termination, paid in installments over 18 months for our CEO or 12 months for our other named executive officers, (iii) payment or reimbursement of the cost of COBRA premiums for the participant and the participant’s dependents for up to 18 months for our CEO or 12 months for our other named executive officers, and (iv) 100% acceleration of the vesting of the participant’s then-outstanding unvested equity awards that are subject solely to time-based vesting requirements.
Upon any other termination by us without cause or upon a resignation by an eligible participant for good reason, the participant will receive (i) a cash severance payment equal to the sum of the participant’s then-current base salary plus target bonus, in the case of our CEO, and a cash severance payment equal to the participant’s then-current base salary multiplied by 0.5, in the case of our other named executive officers, paid in installments over 12 months for our CEO and six months for our other named executive officers, (ii) payment or reimbursement of the cost of the COBRA premiums for the participant and the participant’s dependents for up to 12 months, and (iii) acceleration of the vesting of the portion of the participant’s then-outstanding unvested equity awards that are subject solely to time-based vesting requirements and that would otherwise vest within the 12- or six-month period after termination for our CEO or our other named executive officers, respectively (or, 12 months if any NEO other than our CEO has been employed for less than 12 months).
For purposes of the Severance Plan, “cause” has the meaning set forth in the participant’s offer letter agreement, employment agreement or similar agreement with the participant’s employer, or, in the absence of such agreement, or if such agreement does not have a definition of “cause,” means: (a) the participant’s commission of any act that constitutes a felony or any crime involving dishonesty or moral turpitude, (b) the participant’s engaging in any act of fraud or embezzlement, whether or not related to the business of the Company, or any other act of material dishonesty against the Company or any of its Affiliates, (c) any material breach by the participant of any offer letter agreement, employment agreement or similar agreement with the participant’s employer, or of the Employee Confidential Information and Invention Assignment Agreement or similar agreement or of any material written policy of the Company and, if curable, the participant’s failure to cure such breach within 30 days after receiving written notice thereof; (d) the willful and continued failure by the participant to substantially perform the participant’s duties to the Company (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), after written demand for substantial performance is delivered by the Company that identifies with reasonable specificity the manner in which the Company believes the participant has not substantially performed the participant’s duties, which is not cured within 30 days after notice of such failure has been given to the participant by the Company; (e) the willful engaging by the participant in misconduct or gross neglect (including any conduct that is in violation of the written employee workplace policies of the Company) that is injurious to the Company, monetarily, in reputation or otherwise; or (f) any other intentional act causing material damage to the Company’s business, property or reputation.
For purposes of the Severance Plan, “good reason” has the meaning set forth in the participant’s offer letter agreement, employment agreement or similar agreement with the participant’s employer, or, in the absence of such agreement, or if such agreement does not have a definition of “good reason,” means the occurrence of any of the following events without the participant’s written consent: (a) a reduction by the Company or its successor of more than 20% in the participant’s rate of annual base salary, unless such reduction is in connection with and proportional to reductions to the base salary reductions of other executives of the Company; (b) a material reduction in the participant’s job responsibilities, duties or authority (provided that a mere change in title to an employment position that is substantially similar to the prior employment position shall not constitute a material reduction in job responsibilities, duty or authority); or (c) a change in the geographic location of the Participant’s principal place of employment to any location more than 50 miles from the Participant’s current principal place of employment. Notwithstanding the foregoing, “good reason” will not exist for purposes of the Severance Plan unless, within 30 days after the initial occurrence of a circumstance that the participant believes in good faith to constitute good reason, the Participant delivers written notice to the Company setting forth with specificity such circumstance the Participant believes in good faith constitutes good reason, the Company fails to cure any claimed event of good reason (if capable of cure) within 30 days after receipt of such notice, and the participant actually terminates their employment no later than 30 days following the expiration of the Company’s cure period.
To receive the severance, the participant must execute and deliver a release of claims in favor of the Company and continue to comply with restrictive covenants applicable to the participant.
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We are not obligated to provide tax reimbursements or “gross-ups” to any of our executive officers, including our named executive officers, in the event that the compensation and benefits received under the Severance Plan or otherwise would result in the imposition of excise taxes on the named executive officer under Section 4999 of the Internal Revenue Code.
We believe that having in place reasonable and competitive post-employment compensation arrangements, including in the event of a change in control of the Company, is essential to attracting and retaining highly-qualified executive officers. The Compensation Committee does not consider the specific amounts payable under the post-employment compensation arrangements when determining our named executive officers’ compensation. We do believe, however, that these arrangements are necessary to offer competitive compensation packages.
Hedging and Pledging of Securities
We believe it is improper and inappropriate for any person associated with Opendoor to engage in short-term or speculative transactions involving the Company's securities. Our directors, officers and employees are, therefore, prohibited from engaging in short sales and buying or selling puts, calls, options or other derivative securities of the Company.
Our Insider Trading Policy also prohibits our directors, officers and employees from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company's equity securities (whether they are granted to such individual by the Company as part of such person's compensation or otherwise held, directly or indirectly, by such individual), or that may cause a director, officer or employee to no longer have the same objectives as the Company’s other stockholders, except as otherwise pre-approved by the Board in each instance.
In addition, we prohibit our executive officers, all other employees and the non-employee members of our Board from holding our securities in a margin account. We also prohibit pledging our securities as collateral for a loan without the prior consent of our Chief Legal Officer.
Stock Ownership Guidelines
We maintain stock ownership guidelines for our executive officers and directors. Within five years of the establishment of the guidelines (or becoming subject to the guidelines, if later), our CEO is required to hold the lesser of vested shares of the Company’s common stock equal to six times annual base salary, or 450,000 shares; other executive officers are required to hold the lesser of vested shares of the Company’s common stock equal to three times annual base salary, or 225,000 shares; and directors are required to hold the lesser of shares of the Company’s common stock equal to five times their annual cash retainer, or 60,000 shares. Only issued shares are counted toward satisfaction of the ownership requirement. Accordingly, unvested equity awards (including both time- and performance-based) and unexercised stock options, if any, do not count toward satisfying the executive stock ownership requirement. While our NEOs and directors are still within the five-year period to accumulate their ownership holdings, when measured as of December 31, 2023, each of our directors, with the exception of Ms. Hamilton, who has until November 2028 to meet the ownership requirement, and each of our NEOs, other than Mr. Morillo (who voluntarily resigned as an executive officer on February 21, 2023), have met the specified levels of ownership.
Clawbacks
We have adopted a compensation recovery policy as required by Rule 10D-1 under the Exchange Act, and the corresponding listing standards of the Nasdaq, which provides for the mandatory recovery from current and former officers of incentive-based compensation that was erroneously awarded during the three fiscal years preceding the date that the company is required to prepare an accounting restatement, including to correct an error that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.
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Tax and Accounting Considerations
The Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.
Deductibility of Executive Compensation
For federal income tax purposes, publicly-traded companies may be prohibited under Section 162(m) of the Code from deducting employee compensation in excess of $1 million paid to their chief executive officer, chief financial officer, any other executive officer whose total compensation is required to be reported to stockholders under the Exchange Act by reason of such individual being among the three highest compensated executive officers for the tax year and any executive officer who was subject to the deduction limit in any tax year beginning after December 31, 2016. Even if Section 162(m) may limit the compensation deduction, our Board and the Compensation Committee believe our compensation policies and practices should be designed to help us meet our established goals and objectives. While the Compensation Committee will consider the impact of the Section 162(m) deduction limitation, it intends to continue to compensate our executive officers, including our named executive officers, in a manner that is in the best interest of our stockholders and reserves the right to make compensation decisions that may not be deductible under Section 162(m) where the Compensation Committee determines the compensation to be appropriate and in the best interests of the Company and our stockholders.
Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is the Financial Accounting Standard Board’s Accounting Standards Codification, Compensation – Stock Compensation (Topic 718) (“ASC Topic 718”), the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized on a straight-line basis for TRSUs and using an accelerated attribution approach for PRSUs over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.
Compensation Committee Report
The following Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Exchange Act, or the Securities Act of 1933, as amended, other than in Opendoor’s Annual Report on Form 10-K where it shall be deemed to be furnished, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Compensation Committee has reviewed and discussed the section captioned “Compensation Discussion and Analysis” as required by Item 402(b) of Regulation S-K and contained within this proxy statement with management. Based on such review and discussions, the Compensation Committee approved the “Compensation Discussion and Analysis” section to be included in our proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Submitted by the members of the Compensation Committee:
Glenn Solomon, Compensation Committee Chair
Adam Bain, Compensation Committee Member
Pueo Keffer, Compensation Committee Member
Opendoor Technologies Inc. // 2024 Proxy Statement	43

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The table below shows compensation of our named executive officers for the fiscal years ended December 31, 2023, 2022 and 2021, to the extent such persons served as named executive officers during such period.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Carrie Wheeler Chief Executive Officer	2023	750,000	250,000	16,566,265		17,566,265
	2022	383,334				383,334
	2021	350,000				350,000
Christina Schwartz Interim Chief Financial Officer & Chief Accounting Officer	2023	352,042	425,000			777,042
	2022	321,945		1,826,185		2,148,130

Megan Meyer Toolson President, Sell Direct and Services	2023	404,167	350,000			754,167

Sydney Schaub Chief Legal Officer	2023	350,000	175,000			525,000
	2022	111,806	350,000	4,379,219		4,841,025
Daniel Morillo(3) Former Chief Investment Officer	2023	145,833	1,150,000			1,295,833
	2022	350,000	1,150,000			1,500,000
	2021	345,139	1,500,000			1,845,139
(1)
Amounts for fiscal year 2023 represent, in the case of Ms. Schaub and Mr. Morillo, the final installment of their sign-on and retention bonuses, and in the case of Ms. Meyer Toolson, a retention bonus, and in the case of Ms. Schwartz, a retention bonus and a special bonus, each as described above in the section entitled “Compensation Discussion and Analysis — Special One-Time Bonuses.”

(2)
Amounts listed represent the aggregate grant date fair value of awards granted during the fiscal year referenced, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts do not reflect the actual economic value that may be realized by the named executive officer. For additional information regarding the stock-based awards granted to our named executive officers, please see Note 12, Share-Based Awards to the consolidated financial statements included in our 2023 Annual Report.

(3)	Mr. Morillo resigned from his position as Chief Investment Officer effective February 21, 2023.
44	Opendoor Technologies Inc. // 2024 Proxy Statement

2023 Grants of Plan-Based Awards
The figures in the table below show equity grants made in fiscal year 2023 to our named executive officers. Ms. Schwartz, Ms. Meyer Toolson, Ms. Schaub and Mr. Morillo did not receive any equity grants during fiscal year 2023.
Name	Grant Date	Board Approval Date	Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(1)
Carrie Wheeler	01/02/2023(2)	12/01/2022	15,060,241	16,566,265
(1)
Amounts listed represent the grant date fair value of awards, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts do not reflect the actual economic value that may be realized by the named executive officer. For additional information regarding the stock-based awards granted to our named executive officers, please see Note 12, Share-Based Awards to the consolidated financial statements included in our 2023 Annual Report.

(2)	This TRSU award vests over four years, with 1/16th of the units subject to the award vesting in successive equal quarterly installments commencing on December 1, 2022.
Opendoor Technologies Inc. // 2024 Proxy Statement	45

Outstanding Equity Awards at 2023 Fiscal Year End
The figures in the table below show outstanding equity awards held by each of our named executive officers as of December 31, 2023. Mr. Morillo did not hold any outstanding equity awards as of December 31, 2023. For awards granted prior to the completion of the Business Combination, the number of shares subject to the awards have been adjusted to reflect the impact of the Business Combination.
	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(1)
Carrie Wheeler	09/03/2020(2)					655,105	2,934,870	—	—
	12/17/2020(3)					353,837	1,585,190	—	—
	01/02/2023(4)					11,295,181	50,602,411	—	—
Christina Schwartz	09/28/2016	59,658	—	$0.97	09/27/2026
	06/12/2017	4,043	—	$1.02	6/11/2027
	06/10/2020(5)					2,154	9,650	—	—
	04/15/2021(6)					3,849	17,244	—	—
	04/15/2021(7)					7,544	33,797	—	—
	04/15/2021(8)					46,500	208,320	—	—
	02/09/2022(9)					35,691	159,896	—	—
	02/09/2022(10)					13,727	61,497	—	—
	08/24/2022(11)					38,760	173,645	—	—
	12/20/2022(12)					125,000	560,000	—	—
Megan Meyer Toolson	06/02/2016	97,049	—	$0.79	06/01/2026
	06/12/2017	22,030	—	$1.02	06/11/2027
	09/29/2017	62,453	—	$1.02	09/28/2027
	09/29/2017	174,028	—	$1.02	09/28/2027
	03/09/2021(13)					312,500	1,400,000	—	—
	09/09/2022(14)					387,597	1,736,435	—	—
	12/20/2022(15)					187,500	840,000	—	—
Sydney Schaub	10/07/2022(16)					913,637	4,093,094	—	—
(1)
The amounts in this column were determined based on the closing market price of the Company’s common stock on December 29, 2023 of $4.48. These amounts do not reflect the actual economic value that may be realized by the named executive officer.

(2)
The TRSUs will vest only if both (i) a liquidity based vesting condition and (ii) a time-based vesting condition are satisfied, in each case, subject to continued employment with us through the applicable vesting date. The completion of the Business Combination satisfied the liquidity-based vesting condition. The time-based vesting condition was satisfied as to 25% of the award on September 3, 2021, the first anniversary of Ms. Wheeler’s employment start date, and 75% of the award vesting in substantially equal quarterly installments over a three-year period thereafter.

(3)
The TRSUs will vest only if both (i) a liquidity based vesting condition and (ii) a time-based vesting condition are satisfied, in each case, subject to continued employment with us through the applicable vesting date. The completion of the Business Combination satisfied the liquidity-based vesting condition. The time-based vesting conditions have a vesting commencement date of September 3, 2023, the third anniversary of Ms. Wheeler’s employment start date, and vest in substantially equal quarterly installments over a two-year period commencing on such third anniversary.

(4)	The TRSUs are subject to a four-year vesting schedule, with 1/16th of the units subject to the award vesting in successive equal quarterly installments commencing on December 1, 2022.
(5)
The TRSUs are subject to a four-year vesting schedule, with 5% of the units subject to the award vesting in eight successive equal quarterly installments following March 15, 2020, and 7.5% of the units vesting in eight successive equal quarterly installments thereafter, subject to continued employment.

(6)
The TRSUs are subject to a four-year vesting schedule, with 1/16th of the units subject to the award vesting in successive equal quarterly installments following March 15, 2021, subject to continued employment.

46	Opendoor Technologies Inc. // 2024 Proxy Statement

(7)
The TRSUs are subject to a four-year vesting schedule, with 5% of the units subject to the award vesting in eight successive equal quarterly installments following March 15, 2021, and 7.5% of the units vesting in eight successive equal quarterly installments thereafter, subject to continued employment.

(8)
The TRSU award is subject to a three-year vesting schedule with 25% of the units subject to the award vesting January 15, 2023, and 1/8th of the total number of units subject to the award vesting on a quarterly basis thereafter, subject to continued employment.

(9)
The TRSUs vest over four years, with 5% of the units subject to the award vesting in eight successive equal quarterly installments following January 15, 2022, and 7.5% of the units vesting in eight successive equal quarterly installments thereafter, subject to continued employment.

(10)	The TRSUs vest over two years, with 1/8th of the units subject to the award vesting in successive equal quarterly installments following June 15, 2022, subject to continued employment.
(11)
The TRSUs are subject to a two-year vesting schedule with 25% of the total number of units subject to the award vesting on the six-month anniversary of December 15, 2022 and 1/8th of the total number of units subject to the award vesting on a quarterly basis thereafter, subject to continued employment with us on each such vesting date.

(12)
The TRSUs are subject to a two-year vesting schedule, with 1/8th of the units subject to the award vesting in successive equal quarterly installments following December 15, 2022, subject to continued employment.

(13)
The TRSUs are subject to a four-year vesting schedule with 25% of the total number of units subject to the award having vested on January 15, 2022, the first anniversary of Ms. Meyer Toolson’s vesting commencement date, and 1/16th of the total number of units subject to the award vesting on a quarterly basis thereafter, subject to continued employment.

(14)
The TRSUs are subject to a two-year vesting schedule, with 1/8th of the units subject to the award vesting in successive equal quarterly installments following December 15, 2022, subject to continued employment.

(15)
The TRSUs are subject to a two-year vesting schedule, with 1/8th of the units subject to the award vesting in successive equal quarterly installments following December 15, 2022, subject to continued employment.

(16)
The TRSUs are subject to a three-year vesting schedule with 33% of the total number of units subject to the award vesting on the one-year anniversary of the vesting commencement date and 1/12th of the total number of units subject to the award vesting on a quarterly basis thereafter, subject to continued employment.

Option Exercises and Stock Vested in 2023
The figures in the table below show exercises of stock options and vesting of restricted stock units during the fiscal year ended December 31, 2023.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Carrie Wheeler	—	—	4,689,081	14,550,464
Christina Schwartz	—	—	317,138	902,896
Megan Meyer Toolson	—	—	907,066	2,619,669
Sydney Schaub	—	—	644,804	2,354,021
Daniel Morillo	—	—	—	—
(1)	The amounts in this column were determined based on the closing market price of the Company’s common stock on the trading day immediately prior to the vesting date.
Opendoor Technologies Inc. // 2024 Proxy Statement	47

Potential Payments Upon Termination or Change in Control
The table below quantifies certain compensation and benefits that would have become payable to each of our named executive officers (other than Mr. Morillo) (i) if their employment had terminated on December 31, 2023 without Cause or due to resignation for Good Reason, and (ii) if a Change in Control had occurred on December 31, 2023, and the officer’s employment was terminated without Cause or due to resignation for Good Reason within the period beginning three months prior to and ending 12 months following such Change in Control. The amounts shown are estimates of the amounts that would be received upon a change in control or termination of employment based on the closing market price of the Company’s common stock on December 29, 2023 of $4.48; the actual amounts payable to our named executive officers can be determined only at the time of any actual change in control or termination of employment. For additional discussion of the potential benefits and payments due in connection with certain terminations of employment in connection with, and outside of, a change-in-control, please see “Post-Employment Compensation” in the Compensation Discussion and Analysis. The actual amounts payable to our named executive officers in the table below are estimates only and can be determined only at the time of any actual change in control or termination of employment. Mr. Morillo resigned from the Company effective February 21, 2023. In connection with his resignation, Mr. Morillo did not receive any compensation or benefits in excess of what is generally provided to the Company’s salaried employees in connection with a voluntary resignation under similar circumstances.
Named Executive Officer	Termination Scenario	Cash Severance $	Health Benefits Continuation $	Accelerated RSUs $(1)	Total $
Carrie Wheeler	Termination without Cause or Resignation for Good Reason	$1,000,000	$28,937	$10,843,222	$11,872,159
	Change in Control, including termination without Cause or Resignation for Good Reason following a Change in Control	$1,375,000	$43,406	$55,122,471	$56,540,877
Christina Schwartz	Termination without Cause or Resignation for Good Reason	$175,000	$23,656	$628,011	$826,667
	Change in Control, including termination without Cause or Resignation for Good Reason following a Change in Control	$350,000	$23,656	$1,224,048	$1,597,704
Megan Meyer Toolson	Termination without Cause or Resignation for Good Reason	$200,000	$20,345	$1,848,215	$2,068,560
	Change in Control, including termination without Cause or Resignation for Good Reason following a Change in Control	$400,000	$20,345	$3,976,435	$4,396,780
Sydney Schaub	Termination without Cause or Resignation for Good Reason	$175,000	$9,356	$1,169,455	$1,353,811
	Change in Control, including termination without Cause or Resignation for Good Reason following a Change in Control	$350,000	$9,356	$4,093,094	$4,452,450
(1)
The amounts assume the value paid for each share of each class of common stock of the Company in connection with the change in control transaction was $4.48, the closing market price of the Company’s common stock on December 29, 2023.

Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serve, or have served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board.
48	Opendoor Technologies Inc. // 2024 Proxy Statement

Non-Employee Director Compensation
Our Non-Employee Director Compensation Policy provides non-employee directors with fixed annual cash retainer fees, as well as long-term equity compensation awards, for their service on the Board. Additional fixed annual cash retainer fees are paid to non-employee directors for committee membership and chairperson service.
The non-employee directors eligible to participate in the Non-Employee Director Compensation Policy are Adam Bain, Dana Hamilton, Cipora Herman, Pueo Keffer, Jason Kilar, John Rice and Glenn Solomon. Certain principal features of the compensation provided under the Non-Employee Director Compensation Policy are described in more detail below. The summary is qualified in its entirety by reference to the complete text of the policy.
Cash Compensation
Each non-employee director receives cash compensation for service on the Board. The annual cash compensation amounts are payable in equal quarterly installments, in arrears, promptly following the end of each quarter in which the service occurred, provided that the quarterly payment for each non-employee director is prorated for the portion of such calendar quarter actually served as a non-employee director.
•	Annual Board Service Retainer:
•	All Eligible Directors: $50,000
•	Non-Executive Chair/Lead Director (as applicable): $75,000 (in lieu of above)
•	Annual Committee Member Service Retainer:
•	Member of the Audit Committee: $10,000
•	Member of the Compensation Committee: $7,500
•	Member of the Nominating Committee: $5,000
•	Annual Committee Chair Service Retainer (in lieu of Committee Member Service Retainer):
•	Chair of the Audit Committee: $20,000
•	Chair of the Compensation Committee: $15,000
•	Chair of the Nominating Committee: $10,000
Prior to the start of each fiscal year, a non-employee director may elect to receive 100% of their annual cash compensation for the next fiscal year as TRSUs under the 2020 Plan (or any successor equity plan) for that number of shares equal to (a) the projected annual cash compensation for such non-employee director for the fiscal year based on Board and committee membership as of the first day of such fiscal year divided by (b) the average closing price per share of our common stock over the 20 trading days ending on the last trading day of the month preceding the month in which the TRSU grant is made (the “Share Price”). Each such grant will vest in four equal installments on the last trading day in each quarter occurring during such fiscal year. For 2023, Mr. Bain, Ms. Herman, Mr. Keffer, Mr. Rice and Mr. Solomon each elected to receive their cash compensation in the form of TRSUs, which were granted on February 24, 2023.
Equity Compensation
On June 14, 2023, the date of our 2023 Annual Meeting of Stockholders, the non-employee directors serving at that time received their annual TRSU grant for a number of shares of common stock equal to $200,000 divided by the Share Price, rounded to the nearest whole share. Each such annual grant will vest in a single installment on the earlier to occur of (a) our next annual meeting of stockholders and (b) the first anniversary of the date of grant, provided that the non-employee director continues to be a non-employee director on such vesting date.
In connection with her election to the Board, on November 1, 2023, Ms. Hamilton received a TRSU grant for a number of shares of our common stock equal to $200,000 divided by the Share Price, rounded to the nearest whole share, and prorated to reflect her partial year of service on the Board following our 2023 Annual Meeting of Stockholders.
Opendoor Technologies Inc. // 2024 Proxy Statement	49

Ms. Hamilton’s November 2023 TRSU grant will vest in a single installment on the earlier to occur of (a) our next annual meeting of stockholders and (b) the first anniversary of the date of grant, provided that Ms. Hamilton continues to be a non-employee director on such vesting date.
Notwithstanding the foregoing, for each non-employee director in office as of immediately prior to the closing of a Change in Control (as defined in the 2020 Plan), their then-outstanding equity awards granted pursuant to the Non-Employee Director Compensation Policy will become fully vested immediately prior to the closing of such Change in Control.
2023 Director Compensation Table
The following table contains information concerning the compensation of our non-employee directors in fiscal year 2023.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Adam Bain	67,500	272,788	340,288
Dana Hamilton	10,000	99,749	109,749
Cipora Herman	70,000	272,854	342,854
Jonathan Jaffe	55,000	270,968	325,968
Pueo Keffer	60,000	272,586	332,586
Jason Kilar	60,000	270,968	330,968
John Rice	80,000	273,125	353,125
Glenn Solomon	65,000	272,720	337,720
(1)
The amount of the cash retainers that our non-employee directors (other than Mr. Jaffe and Mr. Kilar) elected to receive in the form of TRSUs is reflected in the “Fees Earned or Paid in Cash” column, and the grant date fair value of the TRSUs granted in satisfaction of such elections on February 24, 2023 that was greater than the amount of the cash retainers to be paid in the form of TRSUs, if any, and is reflected in the “Stock Awards” column. The number of TRSUs granted to each non-employee director in lieu of cash retainers for 2023, and the corresponding aggregate grant date fair value of such TRSUs, is as follows: Adam Bain, 43,325 TRSUs, $69,320; Cipora Herman, 44,929 TRSUs, $71,886; Pueo Keffer, 38,511 TRSUs, $61,618; John Rice, 51,348 TRSUs, $82,157; and Glenn Solomon, 41,720 TRSUs, $66,752.

(2)
Amounts listed represent the aggregate grant date fair value of awards granted during the year referenced, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts do not reflect the actual economic value that may be realized by the non-employee director. For additional information regarding the stock-based awards granted to our named executive officers, please see Note 12, Share-Based Awards to the consolidated financial statements included in our 2023 Annual Report. Amounts listed include the annual TRSU award for each non-employee director and, for each non-employee director who elected to receive their cash compensation in the form of TRSUs, the grant date fair value of the TRSUs granted in satisfaction of such elections that was greater than the amount of the cash retainers.

The table below shows the aggregate number of unvested TRSU awards held as of December 31, 2023 by each non-employee director.
Name	TRSUs Outstanding as of December 31, 2023
Adam Bain	92,166
Dana Hamilton	52,777
Cipora Herman	96,613
Jonathan Jaffe	92,166
Pueo Keffer	92,166
Jason Kilar	92,166
John Rice	96,613
Glenn Solomon	92,166
50	Opendoor Technologies Inc. // 2024 Proxy Statement

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of our CEO to the annual total compensation of our median compensated employee, using the required calculations. The pay ratio included in this information is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.
For 2023:
•	The annual total compensation of our median employee was $86,352; and
•	The annual total compensation of our CEO, as reported in the Summary Compensation Table in this proxy statement, was $17,566,265.
•	The ratio of the annual total compensation of Ms. Wheeler to our median employee was 203:1.
For purposes of this pay ratio, both the CEO’s and the median employee’s annual total compensation were calculated in accordance with the requirements of the Summary Compensation Table. To identify the median employee for fiscal 2023, we looked at our employee population as of December 31, 2023 and used a consistently applied compensation measure (“CACM”) to all of the employees included in the calculations. Our CACM consisted of total compensation calculated in accordance with Item 402(c) of Regulation S-K as obtained from our internal payroll systems. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.
•	December 31, 2023 was selected as the determination date as it enabled us to choose a pay date that aligned across the Company.
•
As of December 31, 2023, our U.S. and non-U.S. employee population consisted of approximately 1,986 full-time and part-time employees. Employees in Canada and India were included in the calculation, and accounted for 30 and 241 employees, respectively, with 1,715 employees in the U.S.

•	Total compensation (base salary, bonuses, plus equity incentive compensation) was selected as the most appropriate and consistently applied compensation measure to determine the median worker.
•	For non-U.S. employees, we used exchange rates as of December 11, 2023 of 0.012 INR and 0.734 CAD to the U.S. dollar.
•
After identifying the median employee based on total compensation, total compensation was calculated for the median employee using the same methodology used for the NEOs in the Summary Compensation Table on page 44.

•	As noted above, the median employee’s annual total compensation was $86,352.
This pay ratio disclosure is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions and to make reasonable estimates that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable with the pay ratio that we have reported.
Opendoor Technologies Inc. // 2024 Proxy Statement	51

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K (the “PvP Rules”), we are providing: (1) tabular compensation and performance disclosure for our fiscal years 2020, 2021, 2022, and 2023 and (2) additional disclosure relative to the relationship between the “Compensation Actually Paid” (“CAP”) set forth in the Pay versus Performance Table and the Company’s and the Peer Group Total Stockholder Return (“TSR”), in each case over our fiscal years 2020, 2021, 2022, and 2023. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, see “Compensation Discussion and Analysis” in this proxy and in our proxy statements filed in 2021, 2022, and 2023.
In the below pay versus performance table, we provide information about compensation of our NEOs for each of the last four fiscal years (the “Covered Years”). Additionally, we provide information about the results for certain financial performance measures during the Covered Years. Although the PvP Rules require us to disclose “compensation actually paid,” these amounts do not necessarily reflect compensation that our NEOs actually earned in the Covered Years. Instead, “compensation actually paid” reflects a calculation computed in accordance with the PvP Rules, including adjusted values to unvested and vested equity awards during the Covered Years based on either year-end or vesting date stock prices and various accounting valuation assumptions. “Compensation actually paid” generally fluctuates due to stock price performance.
Pay Versus Performance
Year	Summary Compensation Table Total to PEO	Compensation Actually Paid to (Lost by) PEO	Summary Compensation Table Total to Former PEO	Compensation Actually Paid to (Lost by) Former PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid for Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On:		Net Income / (Loss)
							Opendoor Total Shareholder Return	Peer Group Total Shareholder Return
(1)	(2)	(3)	(2)	(3)	(2)	(4)	(5)	(6)	($Millions)(7)
2023	$17,566,265	$67,087,377	N/A	N/A	$838,011	$3,103,004	$14	$104	($275)
2022	$383,334	($33,760,155)	$325,000	($191,665,693)	$2,209,789	($16,981,618)	$4	$77	($1,353)
2021	N/A	N/A	$112,333,540	($95,777,677)	$24,302,144	$5,199,835	$47	$112	($662)
2020	N/A	N/A	$370,240,992	$396,723,976	$10,350,414	$32,491,540	$73	$100	($253)
1.
Carrie Wheeler served as the Company’s Principal Executive Officer (our “PEO”) for the entirety of fiscal year 2023 and from December 1 to December 31, 2022. Our former PEO, Eric Wu, served as our PEO for the entirety of fiscal 2020 and 2021 as well as January 1 to November 30, 2022. The Company’s other NEOs (the “Non-PEO NEOs”) for the indicated fiscal years were as follows:

–	2023: Christina Schwartz, Megan Meyer Toolson, Sydney Schaub, and Daniel Morillo
–	2022: Christina Schwartz, Sydney Schaub, Andrew Low Ah Kee, and Daniel Morillo
–	2021: Carrie Wheeler, Andrew Low Ah Kee, Daniel Morillo, Ian Wong, and Elizabeth Stevens
–	2020: Carrie Wheeler, Gautam Gupta, Julie Todaro, Tom Willerer, and Elizabeth Stevens
2.
Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table for the indicated fiscal year in the case of our PEO, (ii) former PEO, and (iii) the average of the total compensation reported in the Summary Compensation Table for the Non-PEO NEOs in the indicated year for such years.

52	Opendoor Technologies Inc. // 2024 Proxy Statement

3.
Amounts reported in these columns represent the compensation actually paid to (lost by) our PEO and former PEO for the indicated fiscal year, as calculated under Item 402(v) of Regulation S-K based on their total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the tables below:

PEO
+/-		2022	2023
	Summary Compensation Table - Total Compensation	$383,334	$17,566,265
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	$0	$16,566,265
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$0	$50,602,411
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	($25,998,352)	$3,349,687
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$10,589,231
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($8,145,137)	$1,546,048
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0
=	Compensation Actually Paid	($33,760,155)	$67,087,377
Former PEO
+/-		2020	2021	2022
	Summary Compensation Table - Total Compensation	$370,240,992	$112,333,540	$325,000
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	$370,051,408	$111,598,143	$0
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$391,810,043	$64,558,478	$0
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	$0	($165,137,966)	($7,421,831)
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$4,724,349	$19,762,150	$0
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$0	($15,695,736)	($14,858,822)
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$169,710,040
=	Compensation Actually Paid	$396,723,976	($95,777,677)	($191,665,693)
Equity Award values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
Opendoor Technologies Inc. // 2024 Proxy Statement	53

4.
Amounts reported in this column represent the compensation actually paid to the Non-PEO NEOs in the indicated fiscal year, as calculated under Item 402(v) of Regulation S-K based on the average total compensation for such NEOs reported in the Summary Compensation Table for the indicated fiscal year and adjusted as shown in the table below:

NEO Average
+/-		2020	2021	2022	2023
	Summary Compensation Table - Total Compensation	$10,350,414	$24,302,144	$2,209,789	$838,011
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	$10,012,145	$23,637,936	$1,551,351	$0
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$19,904,276	$11,832,656	$572,406	$0
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	$11,441,499	($8,760,674)	($14,604,217)	$1,721,801
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$61,546	$5,537,345	$20,842	$0
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$1,459,244	($3,354,547)	($3,629,087)	$875,951
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$713,294	$719,153	$0	$332,759
=	Compensation Actually Paid	$32,491,540	$5,199,835	($16,981,618)	$3,103,004
Please see footnote 1 for the Non-PEO NEOs included in the average for each indicated fiscal year. Equity Award values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
5.
Pursuant to Item 402(v) of Regulation S-K, the comparison assumes $100 was invested in our common stock on December 21, 2020, which was the first day our common stock began trading after the closing of the Business Combination, using the closing stock price on that date. Historic stock price performance is not necessarily indicative of future stock price performance.

6.
The TSR Peer Group is the Nasdaq Real Estate and Other Financial Services Index. This calculation assumes that $100 was invested in this index on December 21, 2020 (aligned with the period used in footnote #5 above).

7.	Amounts reported in this column represent the Company’s net income (loss) for the indicated years as reported in our 2023 Annual Report and 2022 Annual Report.
Tabular List of Financial Performance Measures
Prior to 2024, we did not use any financial performance measures in determining executive compensation, other than stock price, given that the value to be delivered pursuant to the equity awards granted to our NEOs is dependent on our future stock price. Pursuant to SEC guidance, stock price is not a permissible “Company Selected Measure.” As a result, we do not have a Company Selected Measure to reflect in the table above.
Relationship Between Pay and Performance
“Compensation actually paid,” as calculated per SEC Item 402(v) of Regulation S-K, reflects cash compensation actually paid as well as changes to the fair values of equity awards during the years shown in the table based on year-end or vesting date stock prices, and various accounting valuation assumptions. Due to how CAP is calculated, the CAP as reported for each year does not reflect the actual amounts earned by our NEOs from their equity awards. CAP generally fluctuates annually due to the change in our stock price from year to year as well as varying levels of actual achievement of performance goals.
Because CAP does not reflect the actual amount earned by our NEOs on their equity compensation, we do not use this measure for understanding how NEO pay aligns with our Company performance. For a discussion of how our Compensation Committee assessed “pay-for-performance” and how our executive compensation program is designed to link executive compensation with the achievement of our financial and strategic objectives as well as stockholder value creation each year, see “Compensation Discussion and Analysis” in this proxy statement and our proxy statements filed in 2021, 2022, and 2023.
54	Opendoor Technologies Inc. // 2024 Proxy Statement

Below are graphs showing the relationship of “Compensation Actually Paid” to our PEO and Non-PEO NEOs for our fiscal years 2020, 2021, 2022, and 2023 to (1) TSR of both our common stock and the Nasdaq Real Estate and Other Financial Services Index (assuming $100 was invested in our common stock on December 21, 2020, which was the first day our common stock began trading after the closing of the Business Combination, using the closing stock price on that date) and (2) our net income (loss).

Compensation Actually Paid vs. TSR
Compensation Actually Paid
$400,000,000
$300,000,000
$200,000,000
$100,000,000
$0
-$100,000,000
-$200,000,000
-$300,000,000
Value of Initial $100 Investment (TSR)
$120
$100
$80
$60
$40
$20
$0
2020
2021
2022
2023
Compensation Actually Paid to PEO
Compensation Actually Paid to Former PEO
Average Compensation Actually Paid to Non-PEO NEOs
Opendoor Total Shareholder Return
Peer Group Total Shareholder Return

Compensation Actually Paid vs. Net Income (Loss)
$400,000,000
$300,000,000
$200,000,000
$100,000,000
$0
-$100,000,000
-$200,000,000
-$300,000,000
Compensation Actually Paid
$4,000
$3,000
$2,000
$1,000
$0
-$1,000
-$2,000
Net Income (Loss) (Millions)
2020
2021
2022
2023
Compensation Actually Paid to PEO
Compensation Actually Paid to Former PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income

Opendoor Technologies Inc. // 2024 Proxy Statement	55

EQUITY COMPENSATION PLAN INFORMATION
The table below summarizes our equity compensation plan information as of December 31, 2023.
Plan category:	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans (excludes securities reflected in first column)
Equity compensation plans approved by security holders(1)	—	—	15,829,372(7)
Restricted Stock Units	47,990,467(3)	—	—
Options to Purchase Common Stock	7,819,572(4)	$2.4418(6)	—
Equity compensation plans not approved by security holders(2)	12,905,561(5)	—	17,306,522
Total	68,715,600	$2.4418	33,135,894
(1)
Consists of the Opendoor Labs Inc. 2014 Stock Plan (the “2014 Plan”), the Opendoor Technologies Inc. 2020 Incentive Award Plan (the “2020 Plan”) and the Opendoor Technologies Inc. 2020 Employee Stock Purchase Plan (the “ESPP”).

(2)	Consists of the 2022 Inducement Award Plan (the “Inducement Plan”).
(3)	Consists of 1,094,168 outstanding restricted stock units under the 2014 Plan and 46,896,299 outstanding restricted stock units under the 2020 Plan.
(4)	Consists of 7,772,697 outstanding options to purchase stock under the 2014 Plan and 46,875 outstanding options under the 2020 Plan.
(5)	Consists of 12,905,561 outstanding restricted stock units under the Inducement Plan.
(6)
As of December 31, 2023, the weighted-average exercise price of outstanding options under the 2014 Plan was $2.3660 and the weighted-average exercise price of outstanding options under the 2020 Plan was $15.0000.

(7)
No additional awards will be granted under the 2014 Plan and, as a result, no shares remain available for issuance for new awards under the 2014 Plan. The number of shares authorized under our 2020 Plan will increase on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2030, by an amount equal to the lesser of (A) a number equal to the excess (if any) of (1) 5% of the aggregate number of shares of Common Stock outstanding on the final day of the immediately preceding fiscal year over (2) the number of shares reserved for issuance under the 2020 Plan as of such date and (B) such smaller number of shares as determined by our Board. The number of shares authorized under our ESPP will increase on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2030, by an amount equal to the lesser of (A) 1% of the shares of Common Stock outstanding as of the last day of the immediately preceding fiscal year and (B) such smaller number of shares of Common Stock as determined by our Board; provided, however, that no more than 54,385,060 shares of Common Stock may be issued under the ESPP.

Inducement Award Program
In July 2022 our Compensation Committee adopted the 2022 Inducement Award Plan. Pursuant to applicable stock exchange rules, stockholder approval of the Inducement Plan is not required as a condition of the effectiveness of the Inducement Plan. A description of the principal features of the Inducement Plan is set forth below.
Eligibility and Administration
Only certain prospective employees of the Company are eligible to participate in the Inducement Plan. The Inducement Plan is administered by our Compensation Committee. The plan administrator has the authority to grant and set the terms of all awards under, make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Inducement Plan, subject to its express terms and conditions. Awards must be approved by the Compensation Committee or a majority of our independent directors and the authority to grant awards under the Inducement Plan may not be delegated.
56	Opendoor Technologies Inc. // 2024 Proxy Statement

Shares Available for Awards
The maximum number of shares of common stock authorized for issuance under the Inducement Plan is 31,200,000 shares (the “Inducement Plan Share Limit”). Shares issued under the Inducement Plan may be treasury shares or authorized but unissued shares.
The following types of shares are added back to the available share limit under the Inducement Plan: (1) shares subject to awards that are forfeited, expire or are settled for cash; and (2) shares repurchased by the Company at the same price paid by a participant pursuant to the Company’s repurchase right with respect to restricted stock awards. However, the following types of shares are not added back to the available share limit under the Inducement Plan: (a) shares subject to a stock appreciation right (“SAR”) that are not issued in connection with the stock settlement of the SAR on its exercise; (b) shares purchased on the open market with the cash proceeds from the exercise of options; and (c) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an award.
Awards granted under the Inducement Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which the Company enters into a merger or similar corporate transaction, will not reduce the shares authorized for grant under the Inducement Plan.
Awards
The Inducement Plan provides for the grant of stock options, including nonqualified stock options, SARs, restricted stock, dividend equivalents, restricted stock units (“RSUs”) and other stock or cash based awards. Certain awards under the Inducement Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Inducement Plan will be evidenced by award agreements, which will detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our common stock, but the applicable award agreement may provide for cash settlement of any award. A brief description of each award type follows.
•
Stock Options and SARs. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a stock option or SAR may not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders).

•	Restricted Stock. Restricted stock is an award of nontransferable shares of our common stock that are subject to certain vesting conditions and other restrictions.
•
RSUs. RSUs are contractual promises to deliver shares of our common stock in the future or an equivalent in cash and other consideration determined by the plan administrator, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of common stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights). The plan administrator may provide that the delivery of the shares (or payment in cash) underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to RSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the Inducement Plan.

•
Other Stock or Cash Based Awards. Other stock or cash based awards are awards of cash, fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled.

•
Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs.

Opendoor Technologies Inc. // 2024 Proxy Statement	57

Dividend equivalents are credited as of the dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator.
Certain Transactions
The plan administrator has broad discretion to take action under the Inducement Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Inducement Plan and outstanding awards. In the event of a change in control (as defined in the Inducement Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then all such awards will become fully vested and exercisable in connection with the transaction.
No Repricing
Except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that reduces the exercise price of any stock option or SAR, or cancels any stock option or SAR in exchange for cash, other awards or stock options or SARs with an exercise price per share that is less than the exercise price per share of the original stock options or SARs.
Foreign Participants, Claw-Back Provisions, Transferability and Participant Payments
The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to any company claw-back policy as set forth in such claw-back policy or the applicable award agreement. Awards under the Inducement Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Inducement Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.
Stockholder Approval; Plan Amendment and Termination
Pursuant to applicable stock exchange rules, stockholder approval of the Inducement Plan was not required as a condition of the effectiveness of the Inducement Plan. Our Board may amend or terminate the Inducement Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the Inducement Plan, may materially and adversely affect an award outstanding under the Inducement Plan without the consent of the affected participant, and stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The Inducement Plan will remain in effect until the tenth anniversary of the date the Compensation Committee adopted the Inducement Plan, unless earlier terminated. No awards may be granted under the Inducement Plan after its termination.
58	Opendoor Technologies Inc. // 2024 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of March 27, 2024, by:
•	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our voting shares;
•	each of our named executive officers and directors; and
•	all of our current executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of March 27, 2024.
Percentage ownership of our voting securities is based on 688,553,971 shares of our common stock that were issued and outstanding as of March 27, 2024.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.
Name and Address of Beneficial Owner(1)	Total Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Holders
The Vanguard Group(2)	86,258,094	12.53%
AI LiquidRE LLC(3)	53,598,914	7.78%
BlackRock, Inc.(4)	50,672,097	7.36%
Directors and Named Executive Officers
Carrie Wheeler	4,934,566	*
Christina Schwartz(5)	435,533	*
Megan Meyer Toolson(6)	2,352,313	*
Sydney Schaub	313,593	*
Daniel Morillo(7)	190,044	*
Adam Bain(8)	2,889,970	*
Dana Hamilton(9)	4,281	*
Cipora Herman(10)	211,957	*
Pueo Keffer(11)	475,115	*
Jason Kilar(12)	172,516	*
John Rice(13)	113,256	*
Glenn Solomon(14)	13,095,437	1.90%
All current directors and executive officers as a group (11 persons)(15)	24,998,537	3.63%
*	Less than 1% of our outstanding common stock.
(1)	Unless otherwise noted, the business address of each of those listed in the table above is 410 N. Scottsdale Road, Suite 1600, Tempe Arizona 85288.
(2)
Based solely on a Schedule 13G/A filed with the SEC on February 13, 2024 by the Vanguard Group. The Vanguard Group has (i) shared voting power over 412,051 shares of common stock, (ii) sole dispositive power over 85,258,732 shares of common stock, and (iii) shared dispositive power over 999,362 shares of common stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Based solely on a Schedule 13D/A filed with the SEC on October 6, 2021, by Access Industries Management, LLC (“AIM”), AI LiquidRE LLC (“AIL”), LBIT 2002 LLC (“LBIT”) and Len Blavatnik (collectively, the “Reporting Persons,” and each, a “Reporting Person”). Consists of (i) 53,524,812 shares of common stock held directly by AIL and (ii) 74,102 shares of common stock held directly by LBIT and, in each case, may be deemed to be beneficially owned by AIM and Len Blavatnik because (a) AIM is the controlling entity of AIL and LBIT, respectively, and (b) Len Blavatnik controls AIM and LBIT and holds a majority of the outstanding voting interests in AIL. Each of the Reporting Persons (other than AIL, with respect to shares held directly by AIL, and LBIT, with respect to shares held directly by LBIT), and each of their affiliated entities and the officers, partners, members and managers thereof, disclaims beneficial ownership of these securities. The address of each of the Reporting Persons is 40 West 57th St., 28th Floor, New York, New York 10019.

Opendoor Technologies Inc. // 2024 Proxy Statement	59

(4)
Based solely on a Schedule 13G filed with the SEC on January 26, 2024 by BlackRock, Inc. BlackRock Inc. has (i) sole voting power over 49,249,557 shares of common stock, and (ii) sole dispositive power over 50,672,097 shares of common stock. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(5)
Includes (i) 352,214 shares of common stock held by Christina Schwartz, (ii) 19,618 shares issuable pursuant to outstanding RSUs that will vest within 60 days of March 27, 2024 and (iii) 63,701 shares of our common stock issuable upon the exercise of options exercisable as of or within 60 days of March 27, 2024.

(6)
Includes (i) 1,735,841 shares of common stock held by Megan Meyer Toolson, (ii) 260,912 shares issuable pursuant to outstanding RSUs that will vest within 60 days of March 27, 2024 and (iii) 355,560 shares of common stock issuable upon the exercise of options exercisable as of or within 60 days of Marcy 27, 2024.

(7)	Mr. Morillo resigned from his position as Chief Investment Officer effective February 21, 2023.
(8)
Includes (i) 117,238 shares of common stock held by Adam Bain, (ii) 4,460 shares issuable pursuant to outstanding RSUs that will vest within 60 days of March 27, 2024, (iii) 225,000 shares of common stock held by 010118 Management, L.P. (“010118”) and (iv) 2,543,272 shares held by 01 Advisors 01 L.P. (“01 Advisors”). Mr. Bain is a managing member of 010118 and a managing partner of 01 Advisors and may be deemed a beneficial owner of the shares of common stock held by 010118 and 01 Advisors.

(9)	Includes 4,281 shares issuable pursuant to outstanding RSUs that will vest within 60 days of March 27, 2024.
(10)	Includes (i) 206,962 shares of common stock held by Cipora Herman and (ii) 4,995 shares issuable pursuant to outstanding RSUs that will vest within 60 days of March 27, 2024.
(11)	Includes (i) 470,298 shares of common stock held by Pueo Keffer and (ii) 4,817 shares issuable pursuant to outstanding RSUs that will vest within 60 days of March 27, 2024.
(12)	Includes (i) 148,253 shares of common stock held by Jason Kilar and (ii) 24,263 shares of our common stock issuable upon the exercise of options exercisable as of or within 60 days of March 27, 2024.
(13)	Includes (i) 107,547 shares of common stock held by John Rice and (ii) 5,709 shares issuable pursuant to outstanding RSUs that will vest within 60 days of March 27, 2024.
(14)
Includes (i) 10,430 shares of common stock held by Glenn Solomon, (ii) 4,638 shares issuable pursuant to the RSUs that will vest within 60 days of March 27, 2024, (iii) 320,577 shares of common stock held by The Solomon Family Trust, (iv) 5,867,568 shares of common stock held of record by GGV Capital V L.P. (“GGCV”), (v) 6,597,680 shares of common stock held of record by GGV Capital Select L.P. (“GGCS”), (vi) 215,339 shares of common stock held of record by GGV Capital V Entrepreneurs Fund L.P. (“GGCVEF”) and (vii) 79,205 shares of common stock held of record by GGV Capital LLC (“GGVC LLC”). GGV Capital V L.L.C (“GGCV LLC”) is the General Partner of GGCV and GGCVEF. GGV Capital Select L.L.C. (“GGCS LLC”) is the General Partner of GGCS. Mr. Solomon is a managing director of GGCV LLC, GGCS LLC, and GGVC LLC, shares voting and investment power with respect to these shares and, accordingly, may be deemed to beneficially own these shares.

(15)
Includes (i) 309,430 shares issuable pursuant to outstanding RSUs that will vest within 60 days of March 27, 2024 and (ii) 443,534 shares of common stock issuable upon the exercise of options exercisable as of or within 60 days of Marcy 27, 2024 for all current executive officers and directors.

60	Opendoor Technologies Inc. // 2024 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Approval of Related Person Transactions
Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception thereof). Our Board has adopted a written “Related Person Transaction Policy,” setting forth the policies and procedures for the review and approval or ratification of related person transactions. For purposes of the Company’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) the Company is a participant, (ii) the amount involved exceeds $120,000 and (iii) a “related person” had, has or will have a direct or indirect material interest. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, director candidate, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.
Under the policy, our legal team is primarily responsible for developing and implementing processes and procedures to obtain information with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. In addition, any potential related person transaction that is proposed to be entered into by the Company must be reported to the Company’s Chief Legal Officer by both the related person and the person at the Company responsible for such potential related person transaction. If our legal team determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Legal Officer is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Conduct, and either approve or disapprove the related person transaction.
Any proposed transaction that has been identified as a related person transaction may be consummated or materially amended only following approval by the Audit Committee in accordance with the provisions of our policy. No director may participate in the approval of a related person transaction for which such director is a related person. In the event that it is inappropriate for the Audit Committee to review the transaction for reasons of conflict of interest or otherwise, after taking into account possible recusals by Audit Committee members, then the related person transaction shall be approved by another independent body of our Board. Any related person transaction, if not a related person transaction when originally consummated, or if not initially identified as a related person transaction prior to consummation, shall be submitted to the Audit Committee for review and ratification as soon as reasonably practicable.
The Audit Committee shall consider whether to ratify and continue, amend and ratify or terminate and rescind such related person transaction.
Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then-current related person transactions.
Other than as listed below, there are no related party transactions entered into since January 1, 2023 requiring disclosure (and other than equity and other compensation, termination, change in control and other arrangements, which are described under the section of this proxy titled “Executive Compensation”).
Director and Officer Indemnification and Insurance
We have entered into indemnification agreements with each of our directors and officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or officer.
Opendoor Technologies Inc. // 2024 Proxy Statement	61

PROPOSAL 2 — RATIFICATION OF APPOINTMENT BY THE AUDIT COMMITTEE OF DELOITTE & TOUCHE LLP
The Audit Committee of our Board has appointed the firm of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Although stockholder ratification of the appointment of Deloitte & Touche LLP is not required by law, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors for the Company at any time during the year, if they determine that such a change would be in the best interests of the Company and its stockholders. Deloitte & Touche LLP served as our independent registered public accounting firm for the year ended December 31, 2023. Neither Deloitte & Touche LLP nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.
In the event that the appointment of Deloitte & Touche LLP is not ratified by the stockholders at the Annual Meeting, our Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2025. Even if the selection of Deloitte & Touche LLP is ratified, the Audit Committee retains the discretion to select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company.
Board Recommendation

The Board recommends a vote “FOR” the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024.
62	Opendoor Technologies Inc. // 2024 Proxy Statement

Principal Accountant Fees and Services
The following table summarizes the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to Opendoor Technologies Inc. for the fiscal years ended December 31, 2023 and 2022.
Fee Category (in thousands)	2023	2022
Audit Fees(1)	$2,952	$3,034
Audit-Related Fees(2)	20	226
Tax Fees(3)	421	375
All Other Fees(4)	42	—
Total Fees	$3,435	$3,635
(1)
Audit fees consist of fees for professional services rendered in connection with the annual audits of our consolidated financial statements, the review of our interim condensed consolidated financial statements included in our Quarterly Reports, consultations on accounting matters directly related to the audit, and audits in connection with statutory, regulatory, and contractual requirements.

(2)
Audit-related fees consist of fees for professional services rendered in connection with (1) the submission of various registration statements, and (2) agreed upon procedures related to certain compliance audits.

(3)	Tax fees consist of fees billed for services rendered for tax compliance, tax advice and tax planning.
(4)	All other fees consist of fees for all other services not included in the categories set forth above.
All of the services of Deloitte & Touche LLP for 2023 and 2022 described above were pre-approved by the Audit Committee.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a pre-approval policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Deloitte & Touche LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i)explicitly approved by the Audit Committee on a case-by-case basis (“specific pre-approval”) or (ii)pre-approved on a collective basis pursuant to the Pre-Approval Policy entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“collective pre-approval”). Unless a type of service to be provided by Deloitte & Touche LLP has received collective pre-approval, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence.
Report of the Audit Committee
The Audit Committee has reviewed the audited consolidated financial statements of Opendoor Technologies Inc. (the “Company”) for the fiscal year ended December 31, 2023 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Cipora Herman (Chair)
Dana Hamilton
Pueo Keffer
Opendoor Technologies Inc. // 2024 Proxy Statement	63

PROPOSAL 3 — APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Background
As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “Say-on-Pay Vote,” gives our stockholders the opportunity to express their views on our named executive officers’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.
We encourage our stockholders to review the “Executive Compensation” section of this proxy statement for more information.
As an advisory approval, this proposal is not binding upon us or our Board. However, the Compensation Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and Compensation Committee will consider the outcome of this vote in making future compensation decisions for our named executive officers. The next Say-on-Pay Vote will occur at our 2025 Annual Meeting of Stockholders (“2025 Annual Meeting”).
Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Opendoor Technologies Inc. approve, on an advisory (non-binding) basis, the 2023 compensation of Opendoor Technologies Inc.’s named executive officers as described in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Opendoor Technologies Inc.’s proxy statement for the 2024 Annual Meeting of Stockholders.”
Board Recommendation

Our Board unanimously recommends a vote “FOR” the resolution to approve, on an advisory (non-binding) basis, the 2023 compensation of our named executive officers as described in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in this proxy statement.
64	Opendoor Technologies Inc. // 2024 Proxy Statement

ADDITIONAL INFORMATION
Stockholder Proposals and Director Nominations
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to us at our principal executive offices, 410 N. Scottsdale Road, Suite 1600, Tempe, Arizona 85288. Any proposal submitted pursuant to Rule 14a-8 must be received by us no later than December 25, 2024. We suggest that proponents submit their Rule 14a-8 proposals by certified mail, return receipt requested, addressed to our Secretary, Sydney Schaub.
In addition, our Bylaws establish an advance notice procedure with regard to director nominations and other proposals by stockholders that are not intended to be included in our proxy materials, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2025 Annual Meeting, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be in writing and delivered to or mailed and received by our Secretary at our principal executive offices not later than March 16, 2025 and not before February 14, 2025, provided, however, that if the date of the 2025 Annual Meeting is more than 30 days before, or more than 60 days after, the one-year anniversary of this year's Annual Meeting, notice by the stockholder to be timely must be so delivered or received, not more than the 120th day prior to such 2025 Annual Meeting date and not later than (i) the 90th day prior to such 2025 Annual Meeting date or, (ii) if later, the 10th day following the day on which public disclosure of the date of the 2025 Annual Meeting was first made by us. Our Bylaws also specify requirements relating to the content of the notice that stockholders must provide in order for a director nomination or other proposal to be properly presented at the 2025 Annual Meeting.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than the dates specified above.
Householding of Annual Meeting Materials
Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of this proxy statement or our 2023 Annual Report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.
In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.
Other Matters
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us.
Opendoor Technologies Inc. // 2024 Proxy Statement	65

In addition to the use of the mails, proxies may be solicited by telephone and email by directors, officers and other employees of Opendoor who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons, other than directors and employees of Opendoor for their reasonable expenses in connection therewith.
We have also engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Any stockholder needing assistance in voting their shares should contact MacKenzie Partners, Inc. at (800) 322-2885 (Toll Free) or via email at proxy@mackenziepartners.com.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
2023 Annual Report
A copy of our 2023 Annual Report, including consolidated financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record as of the Record Date without charge upon written request addressed to:
Sydney Schaub, Secretary
Opendoor Technologies Inc.
410 N. Scottsdale Road, Suite 1600
Tempe, Arizona 85288
A reasonable fee will be charged for copies of requested exhibits to the 2023 Annual Report. You also may access this proxy statement and our 2023 Annual Report in the “Financials & Filings” section of the “Investor Relations” page of our website located at https://investor.opendoor.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ELECTRONICALLY, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors,

Carrie Wheeler
Chief Executive Officer and Director
Tempe, Arizona
66	Opendoor Technologies Inc. // 2024 Proxy Statement

Opendoor

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 13, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OPEN2024**

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 13, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V43530-P05691

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OPENDOOR TECHNOLOGIES INC.

The Board of Directors recommends you vote FOR ALL for the following:

	For All	Withhold All	For All Except
1. To elect three nominees to hold office as Class I members of our Board of Directors until the 2027 Annual Meeting of Stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Dana Hamilton
02) Cipora Herman
03) Glenn Solomon

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Your proxy holder may vote in their discretion upon such other business as may properly come before the meeting or any adjournments, continuations or postponements thereof.

Please sign your name(s) exactly as it appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Form 10-K are available at www.proxyvote.com.

V43531-P05691

OPENDOOR TECHNOLOGIES INC.
Annual Meeting of Stockholders
June 14, 2024, 9:30 AM, Pacific Time
This Proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Carrie Wheeler and Sydney Schaub, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of OPENDOOR TECHNOLOGIES INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, Pacific Time on June 14, 2024, at www.virtualshareholdermeeting.com/OPEN2024, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE